SIMON PROPERTY GROUP
Overview

Exhibit 99.1

The Company

Simon Property Group, Inc. (the “Company” or “Simon Property”) (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P. (the “Operating Partnership”) is a subsidiary partnership of the Company. The Company and the Operating Partnership (collectively, “Simon Group”) are engaged primarily in the ownership, development and management of retail real estate properties, primarily regional malls, Premium Outlet Centers® and community/lifestyle centers.

At December 31, 2006, the Company owned or had an interest in 286 properties in the United States containing an aggregate of 201 million square feet of gross leasable area (GLA) in 38 states plus Puerto Rico. The Company also holds interests in 53 European shopping centers in France, Italy and Poland; 5 Premium Outlet centers in Japan; and one Premium Outlet center in Mexico.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) balance sheet information as of December 31, 2006, for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Those risks and uncertainties include, but are not limited to:  the Company’s ability to meet debt service requirements, the availability of financing, changes in the Company’s credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, the ability to hedge interest rate risk, risks associated with the acquisition, development and expansion of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, impact of terrorist activities, inflation and maintenance of REIT status. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its most recent Annual Report on Form 10-K that could cause the Company’s actual results to differ materially from the forward-looking statements that the Company makes. The Company may update that discussion in subsequent quarterly reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to:  Shelly J. Doran, Vice President of Investor Relations-Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207. Telephone:  (317) 685-7330; e-mail:  sdoran@simon.com

SIMON PROPERTY GROUP
Overview

Reporting Calendar

Results for the next three quarters will be announced according to the following approximate schedule:

First Quarter 2007	Late April 2007
Second Quarter 2007	Late July 2007
Third Quarter 2007	Late October 2007

Stock Information

Simon Property common stock and three issues of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
7.89% Series G Cumulative Preferred	SPGPrG
6% Series I Convertible Perpetual Preferred	SPGPrI
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ

All outstanding shares of 8.75% Series F Cumulative Preferred stock (SPGPrF) were redeemed on October 4, 2006.

Credit Ratings

Standard & Poor’s(1)
Corporate	A-	(Stable Outlook)
Senior Unsecured	A-	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody’s(2)
Senior Unsecured	A3	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)

(1)          On March 31, 2006, Standard & Poor’s upgraded its rating on Simon Group’s corporate and senior unsecured debt to A- from BBB+ and upgraded its rating on Simon Group’s preferred stock to BBB+ from BBB.

(2)          On November 1, 2006, Moody’s upgraded its rating on Simon Group’s senior unsecured debt to A3 from Baa1 and upgraded its rating on Simon Group’s preferred stock to Baa1 from Baa2.

Simon Property Group Ownership Structure(1)
December 31, 2006

(1)          Schedule excludes preferred stock (see “Preferred Stock/Units Outstanding”) and units not convertible into common stock.

(2)          Consists of Melvin Simon, Herbert Simon, David Simon, and/or trusts established for the benefit of members of the Simon family and Melvin Simon & Associates, Inc.

(3)          Holders of Class B common stock are entitled to elect 4 of the 13 members of the Board of Directors and also have voting rights with common stock.

(4)          Consists of NID Corporation, directly or indirectly, members of the DeBartolo family, including Edward J. DeBartolo, Jr. and M. Denise DeBartolo York, or trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests.

(5)          Holders of Class C common stock are entitled to elect 2 of the 13 members of the Board of Directors and also have voting rights with common stock.

(6)          Other executives includes directors and executive officers of Simon Property, other than Simon and DeBartolo family members.

SIMON PROPERTY GROUP
Changes in Common Shares and Unit Ownership
For the Period from December 31, 2005 through December 31, 2006

	Operating Partnership Units(1)	Company Common Shares(2)
Number Outstanding at December 31, 2005	58,522,624	220,361,581
Activity During the First Nine Months of 2006:
Issuance of Stock for Stock Option Exercises	—	308,259
Conversion of Preferred Stock into Common Stock	—	187,593
Conversion of Units into Common Stock	(86,800)	86,800
Conversion of Units into Cash	(150,686)	—
Conversion of Preferred Units into Units	31,519	—
Shares Retired	—	(70,000)
Restricted Stock Awards (Stock Incentive Program), Net	—	415,910
Number Outstanding at September 30, 2006	58,316,657	221,290,143
Activity During the Fourth Quarter of 2006:
Issuance of Stock for Stock Option Exercises	—	106,400
Conversion of Preferred Stock into Common Stock	—	35,340
Conversion of Units into Cash	(41,252)	—
Conversion of Preferred Units into Units	838,033	—
Restricted Stock Awards (Stock Incentive Program), Net	—	(812)
Number Outstanding at December 31, 2006	59,113,438	221,431,071
Details for Diluted Common Shares Outstanding(5):
Company Common Shares Outstanding at December 31, 2006		221,431,071
Number of Common Shares Issuable Assuming Conversion of:
Series I 6% Convertible Perpetual Preferred Stock(3)		10,852,441
Series C 7% Cumulative Convertible Preferred Units(3)		198,031
Series I 6% Convertible Perpetual Preferred Units(3)		3,098,745
Net Number of Common Shares Issuable Assuming Exercise of Stock Options(4)		867,834
Diluted Common Shares Outstanding at December 31, 2006(5)		236,448,122

(1)          Excludes units owned by the Company (shown here as Company Common Shares) and units not convertible into common shares.

(2)          Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock Outstanding on page 61).

(3)          Conversion terms provided on page 61 of this document.

(4)          Based upon the weighted average stock price for the quarter ended December 31, 2006.

(5)          For FFO purposes.

SIMON PROPERTY GROUP
Selected Financial and Equity Information
As of December 31, 2006
Unaudited
(In thousands, except as noted)

	As of or for the		As of or for the
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Financial Highlights of the Company
Total Revenue—Consolidated Properties	$927,031	$889,790	$3,332,154	$3,166,853
Net Income Available to Common Stockholders	$204,668	$115,659	$486,145	$401,895
Basic Earnings per Common Share (EPS)	$0.93	$0.52	$2.20	$1.82
Diluted Earnings per Common Share (EPS)	$0.92	$0.52	$2.19	$1.82
FFO of the Simon Portfolio	$450,420	$418,957	$1,537,223	$1,411,368
Diluted FFO of the Simon Portfolio	$464,108	$433,204	$1,593,318	$1,468,239
Basic FFO per Share (FFOPS)	$1.61	$1.50	$5.50	$5.04
Diluted FFO per Share (FFOPS)	$1.57	$1.47	$5.39	$4.96
Distributions per Share	$0.76	$0.70	$3.04	$2.80

	December 31,	December 31,
	2006	2005
Stockholders’ Equity Information
Limited Partner Units Outstanding at End of Period	59,114	58,523
Common Shares Outstanding at End of Period	221,431	220,361
Total Common Shares and Units Outstanding at End of Period	280,545	278,884
Weighted Average Limited Partnership Units Outstanding	58,543	59,566
Weighted Average Common Shares Outstanding:
Basic—for purposes of EPS and FFOPS	221,024	220,259
Diluted—for purposes of EPS	221,927	221,130
Diluted—for purposes of (FFOPS)	236,885	236,321
Debt Information
Simon Group’s Share of Consolidated Debt	$15,203,980	$13,912,933
Simon Group’s Share of Joint Venture Debt	$3,472,228	$3,169,662
Market Capitalization
Common Stock Price at End of Period	$101.29	$76.63
Equity Market Capitalization(1)	$30,103,637	$23,070,738
Total Capitalization—Including Simon Group’s Share of JV Debt	$48,779,845	$40,153,333

	As of or for the
	Twelve Months Ended
	December 31,
	2006	2005
Miscellaneous Balance Sheet Data
Interest Capitalized during the Period:
Consolidated Properties	$29,519	$18,056
Joint Venture Properties	$9,260	$3,402
Simon Group’s Share of Joint Venture Properties	$4,338	$1,566

(1)          Market value of Common Stock, Units and all issues of Preferred Stock of the Company.

On the next three pages, we present balance sheet and income statement data on a pro-rata basis reflecting the Company’s proportionate economic ownership of each asset in the Simon Group portfolio.

Basis of Presentation:  The consolidated amounts shown are prepared on a consistent basis with the consolidated financial statements prepared by the Company. The Company’s Share of Joint Ventures column was derived on a property-by-property basis by applying the same percentage interests used to arrive at our share of net income during the period and applying them to all financial statement line items of each property. A similar calculation was performed for minority interests.

SIMON PROPERTY GROUP
Unaudited Pro-Rata Statement of Operations
For The Three Months Ended December 31, 2006

Consolidated	Minority Interest	The Company’s Consolidated Share	The Company’s Share of Joint Ventures	Total Company’s Share
REVENUE:
Minimum rent	$546,353	$(9,315)	$537,038	$129,044	$666,082
Overage rent	42,480	(416)	42,064	15,827	57,891
Tenant reimbursements	265,464	(5,920)	259,544	65,369	324,913
Management fees and other revenues	21,940	—	21,940	—	21,940
Other income	50,794	(546)	50,248	19,043	69,291
Total revenue	927,031	(16,197)	910,834	229,283	1,140,117
EXPENSES:
Property operating	109,814	(3,110)	106,704	42,401	149,105
Depreciation and amortization	224,002	(2,623)	221,379	56,581	277,960
Real estate taxes	74,538	(1,349)	73,189	12,598	85,787
Repairs and maintenance	31,279	(788)	30,491	9,873	40,364
Advertising and promotion	32,819	(529)	32,290	7,551	39,841
Provision for credit losses	4,647	(140)	4,507	589	5,096
Home and regional office costs	33,643	—	33,643	—	33,643
General & administrative	2,732	—	2,732	—	2,732
Other	23,905	(683)	23,222	17,595	40,817
Total operating expenses	537,379	(9,222)	528,157	147,188	675,345
OPERATING INCOME	389,652	(6,975)	382,677	82,095	464,772
Interest expense	(210,848)	2,963	(207,885)	(47,275)	(255,160)
Minority interest in income of consolidated entities	(4,012)	4,012	—	—	—
Income tax expense of taxable REIT subsidiaries	(3,975)	—	(3,975)	—	(3,975)
Income from unconsolidated entities and beneficial interests, net	35,116	—	35,116	(34,820)	296	(A)
Gain on sales of assets and interests in unconsolidated entities, net	81,381	—	81,381	—	81,381
Limited partners’ interest in Operating Partnership	(54,232)	—	(54,232)	—	(54,232)
Preferred distributions of Operating Partnership	(6,332)	—	(6,332)	—	(6,332)
Income from continuing operations	226,750	—	226,750	—	226,750
Discontinued operations, net of limited partners’ interest	242	—	242	—	242
Gain on sale of discontinued operations, net of limited partners’ interest	—	—	—	—	—
NET INCOME	226,992	—	226,992	—	226,992
Preferred dividends	(22,324)	—	(22,324)	—	(22,324)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$204,668	$—	$204,668	$—	$204,668
RECONCILIATION OF NET INCOME TO FFO
Net Income	$226,992	$—	$226,992
Adjustments to Net Income to Arrive at FFO:
Limited partners’ interest in the Operating Partnership and preferred distributions of the Operating Partnership	60,564	—	60,564
Limited partners’ interest in results of operations from discontinued operations	65	—	65
Depreciation and amortization from consolidated properties, beneficial interests, and discontinued operations	221,381	—	221,381
Simon’s share of depreciation and amortization from unconsolidated entities	—	53,872	53,872
Income from unconsolidated entities	(34,820)	34,820	—
(Gain) on sales of interests in other assets and unconsolidated entities, net of limited partners’ interest	(81,381)	—	(81,381)
Minority interest portion of depreciation and amortization	(2,417)	—	(2,417)
Preferred distributions and dividends	(28,656)	—	(28,656)
FFO of the Simon Portfolio	$361,728	$88,692	$450,420
Percentage of FFO of the Simon Portfolio	80.31%	19.69%	100.00%

(A)              Represents beneficial interest in earnings from a mall for a portion of the fourth quarter of 2006 attributable to a transfer from a Simon family affiliate of rights to receive certain cash flow distributions, capital transaction proceeds and related profits and losses. On November 3, 2006, the Company received proceeds from a capital transaction related to this beneficial interest.

SIMON PROPERTY GROUP
Unaudited Pro-Rata Statement of Operations
For The Twelve Months Ended December 31, 2006

Consolidated	Minority Interest	The Company’s Consolidated Share	The Company’s Share of Joint Ventures	Total Company’s Share
REVENUE:
Minimum rent	$2,020,856	$(34,246)	$1,986,610	$484,401	$2,471,011
Overage rent	95,767	(792)	94,975	36,696	131,671
Tenant reimbursements	946,554	(22,538)	924,016	230,992	1,155,008
Management fees and other revenues	82,288	—	82,288	—	82,288
Other income	186,689	(1,695)	184,994	70,078	255,072
Total revenue	3,332,154	(59,271)	3,272,883	822,167	4,095,050
EXPENSES:
Property operating	441,203	(12,199)	429,004	159,130	588,134
Depreciation and amortization	856,202	(9,113)	847,089	215,584	1,062,673
Real estate taxes	300,174	(8,517)	291,657	53,302	344,959
Repairs and maintenance	105,983	(2,680)	103,303	35,590	138,893
Advertising and promotion	88,480	(1,444)	87,036	18,503	105,539
Provision for credit losses	9,500	(473)	9,027	2,428	11,455
Home and regional office costs	129,334	—	129,334	—	129,334
General & administrative	16,652	—	16,652	—	16,652
Other	64,397	(2,171)	62,226	58,687	120,913
Total operating expenses	2,011,925	(36,597)	1,975,328	543,224	2,518,552
OPERATING INCOME	1,320,229	(22,674)	1,297,555	278,943	1,576,498
Interest expense	(821,858)	11,150	(810,708)	(183,729)	(994,437)
Minority interest in income of consolidated entities	(11,524)	11,524	0	—	—
Income tax expense of taxable REIT subsidiaries	(11,370)	—	(11,370)	—	(11,370)
Income from unconsolidated entities and beneficial interests, net	110,819	—	110,819	(95,214)	15,605	(A)
Gain on sales of assets and interests in unconsolidated entities, net	132,787	—	132,787	—	132,787
Limited partners’ interest in Operating Partnership	(128,661)	—	(128,661)	—	(128,661)
Preferred distributions of Operating Partnership	(26,979)	—	(26,979)	(26,979)
Income from continuing operations	563,443	—	563,443	—	563,443
Discontinued operations, net of limited partners’ interest	331	—	331	—	331
Gain on sale of discontinued operations, net of limited partners’ interest	66	—	66	—	66
NET INCOME	563,840	—	563,840	—	563,840
Preferred dividends	(77,695)	—	(77,695)	—	(77,695)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$486,145	$—	$486,145	$—	$486,145
RECONCILIATION OF NET INCOME TO FFO
Net Income	$563,840	$—	$563,840
Adjustments to Net Income to Arrive at FFO:
Limited partners’ interest in the Operating Partnership and preferred distributions of the Operating Partnership	155,640	—	155,640
Limited partners’ interest in results of operations from discontinued operations	87	—	87
Depreciation and amortization from consolidated properties, beneficial interests, and discontinued operations	854,394	—	854,394
Simon’s share of depreciation and amortization from unconsolidated entities	—	209,428	209,428
Income from unconsolidated entities	(95,214)	95,214	—
(Gain) on sales of interests in other assets and unconsolidated entities, net of limited partners’ interest	(132,853)	—	(132,853)
Minority interest portion of depreciation and amortization	(8,639)	—	(8,639)
Preferred distributions and dividends	(104,674)	—	(104,674)
FFO of the Simon Portfolio	$1,232,581	$304,642	$1,537,223
Percentage of FFO of the Simon Portfolio	80.18%	19.82%	100.00%

(A)           Represents beneficial interest in earnings from a mall for the period from August 2004 through and including a portion of the fourth quarter of 2006 attributable to a transfer from a Simon family affiliate of rights to receive certain cash flow distributions, capital transaction proceeds and related profits and losses. On November 3, 2006, the Company received proceeds from a capital transaction related to this beneficial interest.

SIMON PROPERTY GROUP
Unaudited Pro-Rata Balance Sheet
As of December 31, 2006

	Consolidated	Minority Interest	The Company’s Consolidated Share	The Company’s Share of Joint Ventures	Total Company’s Share
ASSETS:
Investment properties, at cost	$22,863,963	$(191,623)	$22,672,340	$5,523,197	$28,195,537
Less—accumulated depreciation	4,606,130	(64,918)	4,541,212	841,456	5,382,668
	18,257,833	(126,705)	18,131,128	4,681,741	22,812,869
Cash and cash equivalents	929,360	(5,752)	923,608	145,996	1,069,604
Tenant receivables and accrued revenue, net	380,128	(5,110)	375,018	105,995	481,013
Investment in unconsolidated entities, at equity	1,526,235	—	1,526,235	(1,526,235)	—
Deferred costs and other assets	990,899	(86,782)	904,117	129,063	1,033,180
Total assets	$22,084,455	$(224,349)	$21,860,106	$3,536,560	$25,396,666
LIABILITIES:
Mortgages and other indebtedness	$15,394,489	$(190,509)	$15,203,980	$3,472,228	$18,676,208
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,109,190	(8,870)	1,100,320	222,410	1,322,730
Cash distributions and losses in partnerships and joint ventures, at equity	227,588	—	227,588	(227,588)	—
Other liabilities, minority interest and accrued dividends	178,250	(24,970)	153,280	69,510	222,790
Total liabilities	16,909,517	(224,349)	16,685,168	3,536,560	20,221,728
LIMITED PARTNERS’ INTEREST IN THE OPERATING PARTNERSHIP	837,836	—	837,836	—	837,836
LIMITED PARTNERS’ PREFERRED INTEREST IN THE OPERATING PARTNERSHIP	357,460	—	357,460	—	357,460
STOCKHOLDERS’ EQUITY:
CAPITAL STOCK OF SIMON PROPERTY GROUP, INC. (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock):
All series of preferred stock, 100,000,000 shares authorized, 17,578,701 issued and outstanding, with a liquidation value of $878,935	884,620	—	884,620	—	884,620
Common stock, $.0001 par value, 400,000,000 shares authorized, 225,797,566 issued and outstanding	23	—	23	—	23
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 8,000 issued and outstanding	—	—	—	—	—
Class C common stock, $.0001 par value, 4,000 shares authorized, issued and outstanding	—	—	—	—	—
Capital in excess of par value	5,010,256	—	5,010,256	—	5,010,256
Accumulated deficit	(1,740,897)	—	(1,740,897)	—	(1,740,897)
Accumulated other comprehensive income	19,239	—	19,239	—	19,239
Common stock held in treasury at cost, 4,378,495 shares	(193,599)	—	(193,599)	—	(193,599)
Total stockholders’ equity	3,979,642	—	3,979,642	—	3,979,642
	$22,084,455	$(224,349)	$21,860,106	$3,536,560	$25,396,666

SIMON PROPERTY GROUP
Reconciliation of Net Income to NOI
As of December 31, 2006
(in thousands, except as noted)

Industry practice is to evaluate real estate properties on an unleveraged basis. Net Operating Income (“NOI”) is a standard industry performance measure which is defined as operating income plus depreciation and amortization, both calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). We consider NOI to be a key measure of our operating performance that is not specifically defined by GAAP. We believe that NOI is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. We also use NOI internally to measure the operating performance of our portfolio.

However, you should understand that NOI:

•       does not represent cash flow from operations as defined by GAAP,

•       should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance,

•       is not an alternative to cash flows as a measure of liquidity, and

•       is not indicative of cash flows from operating, investing and financing activities.

The Reconciliation of Net Income to NOI provides net income, which we believe is the most directly comparable GAAP financial measure, and reconciles the amounts to “Total NOI of the Simon Group Portfolio.” This schedule also provides the increase in NOI of regional malls and Premium Outlet Centers that are comparable properties for the quarter and twelve months ended December 31, 2006.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2006	2005	2006	2005
Reconciliation of NOI of consolidated Properties:
Net Income	$226,992	$134,184	$563,840	$475,749
Preferred distributions of the Operating Partnership	6,332	6,924	26,979	28,080
Limited partners’ interest in the Operating Partnership	54,232	26,755	128,661	75,841
Discontinued operations—Results of operations and (gain) loss on disposal or sale, net of limited partners’ interest	(242)	(17,302)	(397)	(122,342)
Income tax expense of taxable REIT subsidiaries	3,975	5,013	11,370	16,229
Minority interest in income of consolidated entities	4,012	5,009	11,524	13,743
Interest expense	210,848	204,956	821,858	799,092
Income from unconsolidated entities and beneficial interests, net	(35,116)	(30,762)	(110,819)	(81,807)
(Gain) loss on sales of interest in unconsolidated entities	(81,381)	13,390	(132,787)	838
Operating Income	389,652	348,167	1,320,229	1,205,423
Depreciation and amortization	224,002	232,097	856,202	849,911
NOI of consolidated Properties	$613,654	$580,264	$2,176,431	$2,055,334
Reconciliation of NOI of unconsolidated entities:
Net Income	$119,320	$82,119	$387,834	$405,360
Discontinued operations—Results of operations and (gain) loss on disposal or sale, net	(437)	33,150	(22,023)	(65,644)
Interest expense	112,474	100,108	432,190	387,027
Income from unconsolidated entities	(485)	—	(1,204)	1,892
Gain on sale of asset	100	(1,423)	6	(1,423)
Operating Income	230,972	213,954	796,803	727,212
Depreciation and amortization	89,956	83,610	324,042	317,339
NOI of unconsolidated entities	$320,928	$297,564	$1,120,845	$1,044,551
Total consolidated and unconsolidated NOI from continuing operations	$934,582	$877,828	$3,297,276	$3,099,885
Adjustments to NOI:
NOI of discontinued consolidated and unconsolidated Properties	2,875	9,680	24,166	56,487
Total NOI of the Simon Group Portfolio	$937,457	$887,508	$3,321,442	$3,156,372
Increase in NOI from prior period	5.6%	9.7%	5.2%	16.7%
Less: Joint venture partner’s share of NOI	194,419	186,563	681,853	649,534
Simon Group’s Share of NOI	$743,038	$700,945	$2,639,589	$2,506,838
Increase in Simon Group’s Share of NOI from prior period	6.0%	8.8%	5.3%	20.8%
NOI of Regional Malls that are Comparable Properties(1)	$732,796	$685,650	$2,560,666	$2,438,305
Increase in NOI of Regional Malls that are Comparable Properties(1)	6.9%		5.0%
NOI of Premium Outlet Centers that are Comparable Properties(1)	$99,279	$93,878	$341,287	$324,751
Increase in NOI of Premium Outlet Centers that are Comparable Properties(1)	5.8%		5.1%

(1)                 Properties that were owned in both of the periods under comparison are referred to as comparable properties.

SIMON PROPERTY GROUP
NOI Composition(1)
For the Twelve Months Ended December 31, 2006

U.S. Portfolio NOI by Geographic
Diversification(2)

NOI by Asset Type(3)

(1)             Based on Total NOI of the Simon Group portfolio.

(2)             U.S. regions:

Northeast—PA, NY, VT, NH, ME, MA, NJ, CT and RI	West North Central—ND, SD, NE, KS, MN, IA and MO
Mideast—KY, WV, MD, DE, VA, NC and SC	East North Central—WI, MI, OH, IN and IL
Southeast—TN, MS, AL, GA, FL and Puerto Rico	Mountain—NV, AZ, NM, UT, CO, ID, MT and WY
Southwest—TX, OK, LA and AR	Pacific—CA, OR, WA and HI

(3)             International includes five Premium Outlet Centers in Japan and one Premium Outlet Center in Mexico.

SIMON PROPERTY GROUP
Analysis of Other Income and Other Expense
As of December 31, 2006
(In thousands)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
Consolidated Properties
Other Income
Interest Income	$8,057	$6,481	$27,103	$20,275
Lease Settlement Income	1,863	1,197	15,689	8,165
Gains on Land Sales	5,364	2,935	31,078	19,191
Simon Brand Ventures/ Simon Business Network Revenues(1)	28,592	27,609	78,436	85,586
Other	6,918	12,302	34,383	35,776
Totals	$50,794	$50,524	$186,689	$168,993
Other Expense
Ground Rent	$7,765	$6,175	$29,322	$25,471
Professional Fees	9,430	10,291	19,190	18,576
Other	6,710	6,921	15,885	13,715
Totals	$23,905	$23,387	$64,397	$57,762

(1)          Additional Simon Brand Ventures and Simon Business Network revenues are recorded in minimum rent.

SIMON PROPERTY GROUP
U.S. Portfolio GLA
As of December 31, 2006

Type of Property	GLA-Sq. Ft.	Total Owned GLA	% of Owned GLA
Regional Malls
Anchor	100,739,129	28,155,845	23.4%
Specialty Store	59,412,342	59,185,373	49.3%
Freestanding	4,373,457	2,138,992	1.8%
Subtotal	63,785,799	61,324,365	51.1%
Regional Mall Total	164,524,928	89,480,210	74.5%
Premium Outlet Centers	13,925,335	13,925,335	11.6%
Community/Lifestyle Centers
Anchor	13,152,921	8,056,638	6.7%
Specialty Store	4,984,274	4,934,106	4.1%
Freestanding	984,182	345,001	0.3%
Community/Lifestyle Centers Total	19,121,377	13,335,745	11.1%
Office Portion of Retail	1,851,823	1,851,823	1.5%
Other(1)	1,591,675	1,591,675	1.3%
Total U.S. Properties	201,015,138	120,184,788	100.0%

(1)          Other assets include 10 other properties that contribute 0.2% of Simon Group’s NOI.

SIMON PROPERTY GROUP
U.S. Regional Mall Operational Information
As of December 31, 2006

	As of or for the
	Twelve Months Ended
	December 31,
	2006	2005
Total Number of Regional Malls	171	171
Total Regional Mall GLA (in millions of square feet; includes office portion of retail)	166.4	166.4
Occupancy(1)
Consolidated Assets	93.0%	93.3%
Unconsolidated Assets	93.5%	92.7%
Total Portfolio	93.2%	93.1%
Comparable sales per square foot(2)
Consolidated Assets	$462	$435
Unconsolidated Assets	$505	$478
Total Portfolio	$476	$450
Average rent per square foot(1)
Consolidated Assets	$34.79	$34.05
Unconsolidated Assets	$36.47	$35.30
Total Portfolio	$35.38	$34.49

	Mall &
	Freestanding	%
Average Base Rent Per Square Foot(1)	Stores	Change
12/31/06	$35.38	2.6%
12/31/05	34.49	3.0%
12/31/04	33.50	3.8%
12/31/03	32.26	5.1%
12/31/02	30.70	4.8%

Leasing Activity During the Period(1):

	Average Base Rent(3)		Amount of Change
	Lease Signings	Store Closings/ Lease Expirations	(Referred to as “Leasing Spread”)
2006	$43.21	$36.73	$6.48	17.6%
2005	43.18	35.78	7.40	20.7%
2004	39.33	33.59	5.74	17.1%
2003	41.28	32.99	8.29	25.1%
2002	40.35	32.58	7.77	23.8%

(1)          Includes mall and freestanding stores

(2)          Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores less than 10,000 square feet.

(3)          Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

SIMON PROPERTY GROUP
U.S. Regional Mall Lease Expirations(1)
As of December 31, 2006

			Avg. Base Rent
	Number of	Square	per Square Foot
Year	Leases Expiring	Feet	at 12/31/06
Mall Stores & Freestanding
Month to Month Leases	691	1,762,782	$33.22
2007	2,084	5,262,035	$36.33
2008	2,213	5,749,923	$36.15
2009	1,984	5,547,072	$35.22
2010	1,885	5,533,723	$37.40
2011	2,002	5,038,538	$35.50
2012	1,280	4,615,030	$35.27
2013	1,158	3,676,550	$40.00
2014	1,235	3,779,951	$40.63
2015	1,215	4,029,482	$41.51
2016	1,328	3,968,502	$39.66
2017	532	2,286,668	$35.22
2018 and Thereafter	223	2,106,690	$25.73
Specialty Leasing Agreements w/ terms in excess of 12 months	1,230	3,305,581	$13.92
Anchor Tenants
Month to Month Leases	3	271,988	$2.97
2007	8	834,001	$2.47
2008	24	2,695,025	$3.87
2009	31	3,279,500	$3.40
2010	35	4,092,491	$2.83
2011	20	2,217,206	$3.97
2012	24	2,646,713	$4.15
2013	11	1,677,252	$6.31
2014	13	1,207,089	$7.58
2015	11	1,007,256	$6.82
2016	11	1,122,349	$7.79
2017	5	736,723	$2.80
2018 and Thereafter	32	3,436,682	$5.93

(1)          Does not consider the impact of options to renew that may be contained in leases.

SIMON PROPERTY GROUP
U.S. Regional Mall Top Tenants
As of December 31, 2006

Top In-Line Retail Tenants (sorted by percentage of total Simon Group base minimum rent)

Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Simon Group Sq. Ft.	Percent of Total Simon Group Base Min. Rent
Limited	512	3,296	1.6%	3.8%
Gap	327	3,544	1.8%	2.6%
Foot Locker	436	1,749	0.9%	2.0%
Abercrombie & Fitch Co.	187	1,330	0.7%	1.6%
Zale Corporation	392	444	0.2%	1.5%
Luxottica Group S.P.A	363	733	0.4%	1.2%
Sterling Jewelers, Inc.	208	301	0.1%	1.0%
Children’s Place Retail Stores	186	823	0.4%	1.0%
American Eagle Outfitters	134	759	0.4%	0.9%
Genesco, Inc.	342	444	0.2%	0.9%

Top Anchors (sorted by percentage of total Simon Group square footage)(1)

Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Simon Group Sq. Ft.	Percent of Total Simon Group Base Min. Rent
Federated Department Stores	164	28,867	14.4%	0.6%
Sears Roebuck & Co.	128	19,598	9.7%	0.4%
J.C. Penney Co., Inc.	117	17,011	8.5%	0.9%
Dillard’s Dept. Stores	81	12,273	6.1%	0.1%
Nordstrom, Inc.	21	3,722	1.9%	0.0%
Belk, Inc.	27	3,217	1.6%	0.4%
The Bon-Ton Stores, Inc.	22	2,202	1.1%	0.3%
Target Corporation	15	1,974	1.0%	0.0%
Boscov’s Department Stores	7	1,279	0.6%	0.1%
Saks Incorporated	10	1,153	0.6%	0.3%
The Neiman Marcus Group, Inc.	9	1,133	0.6%	0.1%

(1)          Includes space leased and owned by the anchor.

SIMON PROPERTY GROUP
U.S. Regional Mall Anchor/Big Box Openings
2006-2010

Property Name	Location	New Tenant	Former Tenant
2006 Openings
Cielo Vista Mall	El Paso, TX	Cinemark Theater	N/A
College Mall	Bloomington, IN	Bed Bath & Beyond	Target (relocated)
Copley Place	Boston, MA	Barneys New York	Lowes Theatre
Crossroads Mall	Omaha, NE	Target	Younkers
Fashion Valley Mall	San Diego, CA	Bloomingdale’s	Robinsons-May
Firewheel Town Center	Garland, TX	Cost Plus World Market	N/A
Galleria, The	Houston, TX	Kona Grill, Borders & Oceanaire	Lord & Taylor
Lehigh Valley Mall	Whitehall, PA	Boscov’s	Strawbridge’s
Liberty Tree Mall	Danvers, MA	K&G Menswear	N/A
Mall at Chestnut Hill	Chestnut Hill, MA	Bloomingdale’s	Filene’s
Mall at The Source, The	Westbury, NY	Golf Galaxy	N/A
Mall of Georgia	Buford, GA	Belk	Lord & Taylor
Melbourne Square	Melbourne, FL	Dick’s Sporting Goods	Belk
		Circuit City	Belk
Menlo Park Mall	Edison, NJ	Steve & Barry’s	N/A
Montgomery Mall	Montgomeryville, PA	Boscov’s	Strawbridge’s
Muncie Mall	Muncie, IN	Books-A-Million	N/A
Oxford Valley Mall	Langhorne, PA	Boscov’s	Strawbridge’s
Penn Square	Oklahoma City, OK	Cheesecake Factory	N/A
Richmond Town Square	Richmond Heights (Cleveland), OH	Steve & Barry’s	N/A
Ross Park Mall	Pittsburgh, PA	Cheesecake Factory	N/A
Smith Haven Mall	Lake Grove, NY	Cheesecake Factory	Sterns
South Hills Village	Pittsburgh, PA	Boscov’s	Kaufmann’s
SouthPark	Charlotte, NC	Neiman Marcus	N/A
Town Center at Aurora	Aurora, CO	Dillard’s	Foley’s (relocated)
Town Center at Boca Raton	Boca Raton, FL	Grand Lux	N/A
Valle Vista Mall	Harlingen, TX	Steve & Barry’s	N/A
Washington Square	Indianapolis, IN	Steve & Barry’s	N/A

SIMON PROPERTY GROUP
U.S. Regional Mall Anchor/Big Box Openings
2006-2010

Property Name	Location	New Tenant	Former Tenant
Openings Projected in 2007
Avenues, The	Jacksonville, FL	Belk	Parisian
Boynton Beach Mall	Boynton Beach, FL	Muvico Theater	Macy’s
Burlington Mall	Burlington, MA	Crate & Barrel	N/A
Castleton Square	Indianapolis, IN	AMC Theatres	L.S. Ayres
		Borders	L.S. Ayres
Cordova Mall	Pensacola, FL	Belk	Parisian
Eastland Mall	Evansville, IN	Dillard’s	L.S. Ayres
Firewheel Town Center	Garland, TX	Ethan Allen	N/A
Greenwood Park Mall	Indianapolis, IN	Barnes & Noble	L.S. Ayres
Gwinnett Place	Duluth, GA	Belk	Parisian
Lake Square Mall	Leesburg, FL	Best Buy	N/A
Lakeline Mall	Austin, TX	Dillard’s	Mervyn’s
Lehigh Valley Mall	Whitehall, PA	Barnes & Noble	N/A
		Bonefish Grill	N/A
		Bravo	N/A
Lenox Square	Atlanta, GA	Neiman Marcus expansion	N/A
North East Mall	Hurst, TX	Dick’s Sporting Goods	Saks Fifth Avenue
Northgate Mall	Seattle, WA	Barnes & Noble	N/A
		Bed Bath & Beyond	Gottschalks
		DSW	Gottschalks
Orange Park Mall	Jacksonville, FL	Dick’s Sporting Goods	N/A
Phipps Plaza	Atlanta, GA	Belk	Parisian
Plaza Carolina	San Juan, PR	Office Depot	Casa Febus
Smith Haven Mall	Lake Grove, NY	California Pizza Kitchen	Stern’s
		Barnes & Noble	Stern’s
		Dick’s Sporting Goods	Stern’s
		Macy’s Furniture	N/A
South Shore Plaza	Braintree, MA	Cheesecake Factory	N/A
Square One Mall	Saugus, MA	Dick’s Sporting Goods	N/A
Town Center at Boca Raton	Boca Raton, FL	Crate & Barrel	N/A
Town Center at Cobb	Kennesaw, GA	Belk	Parisian
West Town Mall	Knoxville, TN	Belk	Parisian
Westminster Mall	Westminster, CA	Target	Macy’s

SIMON PROPERTY GROUP
U.S. Regional Mall Anchor/Big Box Openings
2006-2010

Property Name	Location	New Tenant	Former Tenant
Openings Projected in 2008
Anderson Mall	Anderson, SC	Dillard’s	Belk Mens
Aventura Mall	Miami Beach, FL	Nordstrom	Lord & Taylor
Burlington Mall	Burlington (Boston), MA	Nordstrom	Filene’s
Fashion Mall at Keystone	Indianapolis, IN	Nordstrom	Parisian
Livingston Mall	Livingston, NJ	Barnes & Noble	N/A
Montgomery Mall	Montgomeryville, PA	Dick’s Sporting Goods	N/A
Ross Park Mall	Pittsburgh, PA	Nordstrom	Macy’s
Springfield Mall	Springfield, PA	Target	Macy’s
West Ridge Mall	Topeka, KS	Burlington	Montgomery Ward
Openings Projected in 2009
Northshore Mall	Peabody (Boston), MA	Nordstrom	Macy’s
Tacoma Mall	Seattle, WA	Nordstrom (relocated)	Mervyn’s
Openings Projected in 2010
Quaker Bridge Mall	Lawrenceville, NJ	Neiman Marcus	N/A
		Nordstrom	N/A
South Shore Plaza	Braintree (Boston), MA	Nordstrom	Macy’s

SIMON PROPERTY GROUP
U.S. Regional Mall Property Listing

						Gross Leasable Area
				Legal			Mall &
	Property Name	State	City (Metropolitan area)	Ownership		Anchor	Freestanding		Total
1.	McCain Mall	AR	N. Little Rock	100.0%		554,156	221,474		775,630
2.	University Mall	AR	Little Rock	100.0%		364,992	153,534		518,526
3.	Brea Mall	CA	Brea (Orange County)	100.0%		874,802	443,789		1,318,591
4.	Coddingtown Mall	CA	Santa Rosa	50.0%		547,090	309,812		856,902
5.	Fashion Valley Mall	CA	San Diego	50.0%		1,053,305	655,681		1,708,986
6.	Laguna Hills Mall	CA	Laguna Hills (Orange County)	100.0%		536,500	329,260		865,760
7.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		428,258	270,565		698,823
8.	Shops at Mission Viejo, The	CA	Mission Viejo (Orange County)	100.0%		677,215	472,585		1,149,800
9.	Stanford Shopping Center	CA	Palo Alto (San Francisco)	100.0%		849,153	528,750	(6)	1,377,903
10.	Westminster Mall	CA	Westminster (Orange County)	100.0%		716,939	496,376		1,213,315
11.	Mesa Mall(1)	CO	Grand Junction	50.0%		441,208	443,015		884,223
12.	Town Center at Aurora	CO	Aurora (Denver)	100.0%		676,637	401,903		1,078,540
13.	Crystal Mall	CT	Waterford ( New London-Norwich)	74.6%		442,311	351,861		794,172
14.	Aventura Mall(1)	FL	Miami Beach	33.3%		1,257,638	662,622		1,920,260
15.	Avenues, The	FL	Jacksonville	25.0	%(2)	754,956	362,409		1,117,365
16.	Boynton Beach Mall	FL	Boynton Beach (W. Palm Beach)	100.0%		714,210	300,364		1,014,574
17.	Coconut Point	FL	Estero	50.0%		424,636	594,758		1,019,394
18.	Coral Square	FL	Coral Springs (Miami-Ft. Lauderdale)	97.2%		648,144	296,802		944,946
19.	Cordova Mall	FL	Pensacola	100.0%		395,875	463,085		858,960
20.	Crystal River Mall	FL	Crystal River	100.0%		302,495	121,844		424,339
21.	Dadeland Mall	FL	Miami	50.0%		1,132,072	335,524		1,467,596
22.	DeSoto Square	FL	Bradenton (Sarasota-Bradenton)	100.0%		435,467	244,499		679,966
23.	Edison Mall	FL	Fort Myers	100.0%		742,667	310,695		1,053,362
24.	Florida Mall, The	FL	Orlando	50.0%		1,232,416	615,288		1,847,704
25.	Gulf View Square	FL	Port Richey (Tampa-St. Pete)	100.0%		461,852	292,028		753,880
26.	Indian River Mall	FL	Vero Beach	50.0%		445,552	302,881		748,433
27.	Lake Square Mall	FL	Leesburg (Orlando)	50.0%		296,037	264,953		560,990
28.	Melbourne Square	FL	Melbourne	100.0%		416,167	294,373		710,540
29.	Miami International Mall	FL	South Miami	47.8%		778,784	294,825		1,073,609
30.	Orange Park Mall	FL	Orange Park (Jacksonville)	100.0%		528,551	381,658		910,209
31.	Paddock Mall	FL	Ocala	100.0%		387,378	167,723		555,101
32.	Palm Beach Mall	FL	West Palm Beach	100.0%		749,288	335,086		1,084,374
33.	Port Charlotte Town Center	FL	Port Charlotte (Punta Gorda)	80.0	%(3)	458,251	323,692		781,943
34.	Seminole Towne Center	FL	Sanford (Orlando)	45.0	%(2)	768,798	367,781		1,136,579
35.	Shops at Sunset Place, The	FL	Miami	37.5	%(2)	0	510,056		510,056
36.	St. Johns Town Center	FL	Jacksonville	50.0%		653,291	379,212		1,032,503
37.	Town Center at Boca Raton	FL	Boca Raton (W. Palm Beach)	100.0%		1,085,312	493,628		1,578,940
38.	Treasure Coast Square	FL	Jensen Beach (Ft. Pierce)	100.0%		511,372	350,369		861,741
39.	Tyrone Square	FL	St. Petersburg (Tampa-St. Pete)	100.0%		748,269	372,971		1,121,240
40.	University Mall	FL	Pensacola	100.0%		478,449	230,952		709,401
41.	Gwinnett Place	GA	Duluth (Atlanta)	50.0%		843,609	434,254		1,277,863
42.	Lenox Square	GA	Atlanta	100.0%		821,356	628,752	(6)	1,450,108

SIMON PROPERTY GROUP
U.S. Regional Mall Property Listing

						Gross Leasable Area
				Legal			Mall &
	Property Name	State	City (Metropolitan area)	Ownership		Anchor	Freestanding		Total
43.	Mall of Georgia	GA	Mill Creek (Atlanta)	100.0%		1,069,590	716,341		1,785,931
44.	Northlake Mall	GA	Atlanta	100.0%		665,745	296,626		962,371
45.	Phipps Plaza	GA	Atlanta	100.0%		472,385	347,202		819,587
46.	Town Center at Cobb	GA	Kennesaw (Atlanta)	50.0%		866,381	406,050		1,272,431
47.	Lindale Mall(1)	IA	Cedar Rapids	50.0%		305,563	388,024		693,587
48.	NorthPark Mall	IA	Davenport	50.0%		650,456	423,484		1,073,940
49.	Southern Hills Mall(1)	IA	Sioux City	50.0%		372,937	431,916		804,853
50.	SouthRidge Mall(1)	IA	Des Moines	50.0%		388,752	523,443		912,195
51.	Alton Square	IL	Alton (St. Louis)	100.0%		426,315	211,655		637,970
52.	Lincolnwood Town Center	IL	Lincolnwood (Chicago)	100.0%		220,830	201,110		421,940
53.	Northfield Square Mall	IL	Bourbonnais (Chicago)	31.6	%(3)	310,994	246,672		557,666
54.	Northwoods Mall	IL	Peoria	100.0%		472,969	221,068		694,037
55.	Orland Square	IL	Orland Park (Chicago)	100.0%		773,295	437,045		1,210,340
56.	River Oaks Center	IL	Calumet City (Chicago)	100.0%		834,588	533,914	(6)	1,368,502
57.	SouthPark Mall	IL	Moline (Davenport-Moline)	50.0%		578,056	447,804		1,025,860
58.	White Oaks Mall	IL	Springfield	77.5%		556,831	379,688		936,519
59.	Castleton Square	IN	Indianapolis	100.0%		908,481	352,398		1,260,879
60.	Circle Centre	IN	Indianapolis	14.7%		350,000	435,963	(6)	785,963
61.	College Mall	IN	Bloomington	100.0%		356,887	286,028		642,915
62.	Eastland Mall	IN	Evansville	50.0%		489,144	375,307		864,451
63.	Fashion Mall at Keystone	IN	Indianapolis	100.0%		249,721	433,601	(6)	683,322
64.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		754,928	408,820		1,163,748
65.	Lafayette Square	IN	Indianapolis	100.0%		937,223	269,504		1,206,727
66.	Markland Mall	IN	Kokomo	100.0%		273,094	141,692		414,786
67.	Muncie Mall	IN	Muncie	100.0%		435,756	204,894		640,650
68.	Tippecanoe Mall	IN	Lafayette	100.0%		537,790	322,694		860,484
69.	University Park Mall	IN	Mishawaka (South Bend)	60.0%		499,876	319,620		819,496
70.	Washington Square	IN	Indianapolis	100.0%		616,109	348,781		964,890
71.	Towne East Square	KS	Wichita	100.0%		779,490	358,838		1,138,328
72.	Towne West Square	KS	Wichita	100.0%		619,269	332,287		951,556
73.	West Ridge Mall	KS	Topeka	100.0%		716,811	281,646		998,457
74.	Prien Lake Mall	LA	Lake Charles	100.0%		644,124	177,626		821,750
75.	Arsenal Mall	MA	Watertown (Boston)	100.0%		191,395	310,130	(6)	501,525
76.	Atrium Mall	MA	Chestnut Hill (Boston)	49.1%		0	205,751		205,751
77.	Auburn Mall	MA	Auburn (Boston)	49.1%		417,620	174,350		591,970
78.	Burlington Mall	MA	Burlington (Boston)	100.0%		642,411	432,201		1,074,612
79.	Cape Cod Mall	MA	Hyannis (Barnstable-Yarmouth)	49.1%		420,199	303,618		723,817
80.	Copley Place	MA	Boston	98.1%		150,847	1,080,822	(6)	1,231,669
81.	Emerald Square	MA	North Attleboro (Providence-Fall River)	49.1%		647,372	375,125		1,022,497
82.	Greendale Mall	MA	Worcester (Boston)	49.1%		132,634	298,732	(6)	431,366
83.	Liberty Tree Mall	MA	Danvers (Boston)	49.1%		498,000	359,251		857,251
84.	Mall at Chestnut Hill	MA	Newton (Boston)	47.2%		297,253	180,109		477,362
85.	Northshore Mall	MA	Peabody (Boston)	49.1%		677,433	688,876		1,366,309
86.	Solomon Pond Mall	MA	Marlborough (Boston)	49.1%		538,843	371,326		910,169
87.	South Shore Plaza	MA	Braintree (Boston)	100.0%		547,287	613,809		1,161,096
88.	Square One Mall	MA	Saugus (Boston)	49.1%		608,601	324,669		933,270

SIMON PROPERTY GROUP
U.S. Regional Mall Property Listing

						Gross Leasable Area
				Legal			Mall &
	Property Name	State	City (Metropolitan area)	Ownership		Anchor	Freestanding		Total
89.	Bowie Town Center	MD	Bowie (Washington, D.C.)		100.0%	355,557	328,588		684,145
90.	St. Charles Towne Center	MD	Waldorf (Washington, D.C.)		100.0%	631,602	350,574		982,176
91.	Bangor Mall	ME	Bangor	66.4	%(5)	416,582	237,494		654,076
92.	Maplewood Mall	MN	Minneapolis		100.0%	588,822	341,972		930,794
93.	Miller Hill Mall	MN	Duluth		100.0%	429,508	379,884		809,392
94.	Battlefield Mall	MO	Springfield		100.0%	770,111	433,482		1,203,593
95.	Independence Center	MO	Independence (Kansas City)		100.0%	499,284	526,154		1,025,438
96.	SouthPark	NC	Charlotte		100.0%	1,044,742	530,839		1,575,581
97.	Crossroads Mall	NE	Omaha		100.0%	522,119	231,298		753,417
98.	Mall at Rockingham Park, The	NH	Salem (Boston)		24.6%	638,111	381,676		1,019,787
99.	Mall of New Hampshire	NH	Manchester (Boston)		49.1%	444,889	362,807		807,696
100.	Pheasant Lane Mall	NH	Nashua (Boston)		(4)	675,759	313,615		989,374
101.	Brunswick Square	NJ	East Brunswick (New York)		100.0%	467,626	299,792		767,418
102.	Livingston Mall	NJ	Livingston (New York)		100.0%	616,128	363,871		979,999
103.	Menlo Park Mall	NJ	Edison (New York)		100.0%	527,591	756,358	(6)	1,283,949
104.	Ocean County Mall	NJ	Toms River (New York)		100.0%	616,443	274,856		891,299
105.	Quaker Bridge Mall	NJ	Lawrenceville	38.0	%(5)	686,760	412,636		1,099,396
106.	Rockaway Townsquare	NJ	Rockaway (New York)		100.0%	786,626	462,038		1,248,664
107.	Cottonwood Mall	NM	Albuquerque		100.0%	631,556	409,278		1,040,834
108.	Forum Shops at Caesars, The	NV	Las Vegas		100.0%	0	635,939		635,939
109.	Chautauqua Mall	NY	Lakewood (Jamestown)		100.0%	213,320	218,858		432,178
110.	Jefferson Valley Mall	NY	Yorktown Heights (New York)		100.0%	310,095	278,290		588,385
111.	Mall at The Source, The	NY	Westbury (New York)	25.5	%(2)	210,798	515,250		726,048
112.	Nanuet Mall	NY	Nanuet (New York)		100.0%	583,711	331,764		915,475
113.	Roosevelt Field	NY	Garden City (New York)		100.0%	1,430,425	778,656	(6)	2,209,081
114.	Smith Haven Mall	NY	Lake Grove (New York)		25.0%	666,283	416,035		1,082,318
115.	Walt Whitman Mall	NY	Huntington Station (New York)		100.0%	742,214	294,140		1,036,354
116.	Westchester, The	NY	White Plains (New York)		40.0%	349,393	478,254	(6)	827,647
117.	Great Lakes Mall	OH	Mentor (Cleveland)		100.0%	879,300	378,525		1,257,825
118.	Lima Mall	OH	Lima		100.0%	541,861	203,770		745,631
119.	Richmond Town Square	OH	Richmond Heights (Cleveland)		100.0%	685,251	331,663		1,016,914
120.	Southern Park Mall	OH	Boardman (Youngstown)		100.0%	811,858	383,660		1,195,518
121.	Summit Mall	OH	Akron		100.0%	432,936	330,976		763,912
122.	Upper Valley Mall	OH	Springfield (Dayton-Springfield)		100.0%	479,418	262,978		742,396
123.	Penn Square Mall	OK	Oklahoma City		94.5%	588,137	462,542		1,050,679
124.	Woodland Hills Mall	OK	Tulsa		94.5%	706,159	382,115		1,088,274
125.	Century III Mall	PA	West Mifflin (Pittsburgh)		100.0%	831,439	459,191	(6)	1,290,630
126.	Granite Run Mall	PA	Media (Philadelphia)		50.0%	500,809	535,456		1,036,265
127.	King of Prussia Mall	PA	King of Prussia (Philadelphia)	12.4	%(5)	1,545,812	1,065,157	(6)	2,610,969
128.	Lehigh Valley Mall	PA	Whitehall (Allentown-Bethlehem)	37.6	%(5)	564,353	482,855	(6)	1,047,208

SIMON PROPERTY GROUP
U.S. Regional Mall Property Listing

						Gross Leasable Area
				Legal			Mall &
	Property Name	State	City (Metropolitan area)	Ownership		Anchor	Freestanding		Total
129.	Montgomery Mall	PA	Montgomeryville (Philadelphia)	53.5	%(5)	684,855	434,306		1,119,161
130.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	63.2	%(5)	762,558	558,957	(6)	1,321,515
131.	Ross Park Mall	PA	Pittsburgh	100.0%		622,215	406,902		1,029,117
132.	South Hills Village	PA	Pittsburgh	100.0%		655,987	485,604		1,141,591
133.	Springfield Mall(1)	PA	Springfield (Philadelphia)	38.0	%(5)	367,176	221,489		588,665
134.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		504,796	609,476	(6)	1,114,272
135.	Anderson Mall	SC	Anderson (Greenville)	100.0%		404,394	229,988		634,382
136.	Haywood Mall	SC	Greenville	100.0%		902,400	328,159		1,230,559
137.	Empire Mall(1)	SD	Sioux Falls	50.0%		497,341	548,004		1,045,345
138.	Rushmore Mall(1)	SD	Rapid City	50.0%		470,660	362,653		833,313
139.	Knoxville Center	TN	Knoxville	100.0%		597,028	384,086		981,114
140.	Oak Court Mall	TN	Memphis	100.0%		532,817	314,264	(6)	847,081
141.	Raleigh Springs Mall	TN	Memphis	100.0%		691,230	226,100		917,330
142.	West Town Mall	TN	Knoxville	50.0%		878,311	451,465		1,329,776
143.	Wolfchase Galleria	TN	Memphis	94.5%		761,648	505,461		1,267,109
144.	Barton Creek Square	TX	Austin	100.0%		922,266	508,229		1,430,495
145.	Broadway Square	TX	Tyler	100.0%		427,730	200,966		628,696
146.	Cielo Vista Mall	TX	El Paso	100.0%		793,716	443,825		1,237,541
147.	Firewheel Town Center	TX	Garland	100.0%		298,857	618,845	(6)	917,702
148.	Galleria, The	TX	Houston	31.5%		1,164,982	1,185,561		2,350,543
149.	Highland Mall(1)	TX	Austin	50.0%		732,000	359,126		1,091,126
150.	Ingram Park Mall	TX	San Antonio	100.0%		750,888	375,484		1,126,372
151.	Irving Mall	TX	Irving (Dallas-Ft. Worth)	100.0%		637,415	406,712		1,044,127
152.	La Plaza Mall	TX	McAllen	100.0%		776,397	427,124		1,203,521
153.	Lakeline Mall	TX	Austin	100.0%		745,179	355,783		1,100,962
154.	Longview Mall	TX	Longview	100.0%		402,843	209,472		612,315
155.	Midland Park Mall	TX	Midland	100.0%		339,113	279,430		618,543
156.	North East Mall	TX	Hurst (Dallas-Ft. Worth)	100.0%		1,194,589	452,659		1,647,248
157.	Richardson Square Mall	TX	Richardson (Dallas-Ft. Worth)	100.0%		460,055	284,240		744,295
158.	Rolling Oaks Mall	TX	San Antonio	100.0%		596,308	288,109		884,417
159.	Sunland Park Mall	TX	El Paso	100.0%		575,837	342,234		918,071
160.	Valle Vista Mall	TX	Harlingen	100.0%		389,781	265,886		655,667
161.	Apple Blossom Mall	VA	Winchester	49.1%		229,011	213,619		442,630
162.	Charlottesville Fashion Square	VA	Charlottesville	100.0%		381,153	190,533		571,686
163.	Chesapeake Square	VA	Chesapeake (Norfolk- VA Beach)	75.0	%(3)	534,760	271,842		806,602
164.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		472,729	517,384	(6)	990,113
165.	Valley Mall	VA	Harrisonburg	50.0%		315,078	190,648		505,726
166.	Virginia Center Commons	VA	Glen Allen (Richmond)	100.0%		506,639	280,817		787,456
167.	Columbia Center	WA	Kennewick	100.0%		408,052	346,895		754,947
168.	Northgate Mall	WA	Seattle	100.0%		688,391	291,003		979,394
169.	Tacoma Mall	WA	Tacoma	100.0%		924,045	407,010		1,331,055
170.	Bay Park Square	WI	Green Bay	100.0%		447,508	267,756		715,264
171.	Forest Mall	WI	Fond Du Lac	100.0%		327,260	174,031		501,291
	Total Regional Mall GLA					100,739,129	65,637,622		166,376,751

FOOTNOTES:

(1)             This Property is managed by a third party.

(2)             The Operating Partnership’s direct and indirect interests in some of the Properties held as joint venture interests are subject to preferences on distributions in favor of other partners or the Operating Partnership.

(3)             The Operating Partnership receives substantially all the economic benefit of the Property due to a preference, advance, or other partnership arrangement.

(4)             The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this Property.

(5)             The Operating Partnership’s indirect ownership interest is through an approximately 76% ownership interest in Kravco Simon Investments or an affiliate of Kravco Simon Investments.

(6)             Mall & Freestanding GLA includes office space as follows:
Arsenal Mall—105,807 sq. ft.
Century III Mall—35,929 sq. ft.
Circle Centre Mall—9,123 sq. ft.
Copley Place—856,586 sq. ft.
Fashion Centre at Pentagon City, The—169,089 sq. ft.
Fashion Mall at Keystone, The—10,927 sq. ft.
Firewheel Town Center—75,000 sq. ft.
Greendale Mall—119,860 sq. ft.
King of Prussia Mall—13,627 sq. ft.
Lehigh Valley Mall—11,754 sq. ft.
Lenox Square—2,674 sq. ft.
Menlo Park Mall—50,615 sq. ft.
Oak Court Mall—126,319 sq. ft.
Oxford Valley Mall—109,832 sq. ft.
Plaza Carolina—28,192 sq. ft.
River Oaks Center—118,311 sq. ft.
Roosevelt Field—1,610 sq. ft.
Stanford Shopping Center—5,748 sq. ft.
The Westchester—820 sq. ft.

SIMON PROPERTY GROUP
U.S. Premium Outlet Centers Operational Information
As of December 31, 2006

	As of or for the
	Twelve Months Ended
	December 31,
	2006	2005
Total Number of U.S. Premium Outlet Centers	36	33
Total U.S. Premium Outlet Centers GLA (in millions of square feet)	13.9	12.6
Occupancy(1)	99.4%	99.6%
Comparable sales per square foot(1)	$471	$444
Average base rent per square foot(1)	$24.23	$23.16

	Total	%
Average Base Rent Per Square Foot(1)	Center	Change
12/31/06	$24.23	4.6%
12/31/05	23.16	6.0%
12/31/04	21.85	7.3%
12/31/03	20.36	n/a

Leasing Activity During the Period(1):

	Average Base Rent(2)		Amount of Change
	Lease	Store Closings/	(Referred to as
	Signings	Lease Expirations	“Leasing Spread”)
2006	$29.95	$22.87	$7.08	31.0%
2005	26.48	21.91	4.57	20.9%
2004	22.78	20.02	2.76	13.8%
2003	25.41	22.62	2.79	12.3%

(1)          For all owned gross leasable area.

(2)          Represents the average base rent for tenants who signed leases compared to the average base rent in effect for tenants whose leases terminated or expired in the same space.

SIMON PROPERTY GROUP
U.S. Premium Outlet Centers Lease Expirations(1)
As of December 31, 2006

			Weighted
			Avg. Base Rent
	Number of	Square	per Square Foot
Year	Leases Expiring	Feet	at 12/31/06
2007	352	1,220,273	$19.92
2008	406	1,642,635	$24.24
2009	401	1,675,181	$22.48
2010	507	2,256,517	$23.81
2011	452	1,983,776	$24.12
2012	319	1,322,331	$25.64
2013	239	1,053,094	$26.25
2014	204	668,530	$29.31
2015	193	653,571	$31.18
2016	228	704,501	$36.31
2017	149	508,552	$33.55
2018 and Thereafter	30	112,405	$16.42

(1)          Does not consider the impact of options to renew that may be contained in leases.

SIMON PROPERTY GROUP
U.S. Premium Outlet Centers Top Tenants
As of December 31, 2006

(Sorted by percentage of total Simon Group base minimum rent)

			Percent of	Percent of
	Number	Square	Total	Total Simon
	of	Feet	Simon Group	Group Base
Tenant	Stores	(000’s)	Sq. Ft.	Min. Rent
Phillips—Van Heusen Corporation	170	803	0.4%	0.8%
Jones Retail Corporation	153	513	0.3%	0.5%
Adidas Promotional Retail Operations, Inc.	53	438	0.2%	0.4%
The Gap, Inc.	70	637	0.3%	0.4%
Nike Retail Services, Inc.	50	486	0.2%	0.3%
The William Carter Company, Inc.	66	323	0.2%	0.3%
Brown Group Retail, Inc.	66	284	0.1%	0.3%
LCI Holdings, Inc.	57	405	0.2%	0.3%
VF Outlet	60	369	0.2%	0.2%
Tommy Hilfiger Retail Operations, Inc.	38	241	0.1%	0.2%

SIMON PROPERTY GROUP
U.S. Premium Outlet Centers Property Listing

	Property Name	State	City (Metropolitan area)	Legal Ownership	Total Gross Leasable Area
1.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	454,089
2.	Carlsbad Premium Outlets	CA	Carlsbad	100.0%	287,936
3.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs-Los Angeles)	100.0%	498,837
4.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	299,351
5.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	577,305
6.	Napa Premium Outlets	CA	Napa (Napa Valley)	100.0%	179,348
7.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	195,837
8.	Vacaville Premium Outlets	CA	Vacaville	100.0%	444,252
9.	Clinton Crossing Premium Outlets	CT	Clinton (Hartford)	100.0%	276,163
10.	Orlando Premium Outlets	FL	Orlando	100.0%	435,695
11.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonsville)	100.0%	328,489
12.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	539,757
13.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	209,846
14.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	437,800
15.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,717
16.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago)	100.0%	456,466
17.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	615,713
18.	Kittery Premium Outlets	ME	Kittery (Boston)	100.0%	150,491
19.	Albertville Premium Outlets	MN	Albertville (Minneapolis/St. Paul)	100.0%	429,534
20.	Osage Beach Premium Outlets	MO	Osage Beach	100.0%	391,381
21.	Carolina Premium Outlets	NC	Smithfield (Raleigh-Durham-Chapel Hill)	100.0%	439,445
22.	Liberty Village Premium Outlets	NJ	Flemington (New York-Philadelphia)	100.0%	173,067
23.	Jackson Premium Outlets	NJ	Jackson	100.0%	285,775
24.	Las Vegas Outlet Center	NV	Las Vegas	100.0%	477,002
25.	Las Vegas Premium Outlets	NV	Las Vegas	100.0%	434,978
26.	Waterloo Premium Outlets	NY	Waterloo	100.0%	417,577
27.	Woodbury Common Premium Outlets	NY	Central Valley (New York City)	100.0%	844,553
28.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	300,181
29.	Columbia Gorge Premium Outlets	OR	Troutdale (Portland-Vancouver)	100.0%	163,815
30.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,774
31.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	412,792
32.	Rio Grande Valley Premium Outlets	TX	Mercedes	100.0%	403,207
33.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	431,621
34.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington DC)	100.0%	463,288
35.	Seattle Premium Outlets	WA	Seattle	100.0%	402,668
36.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,585
	Total U.S. Premium Outlet Centers GLA				13,925,335

SIMON PROPERTY GROUP
U.S. Community/Lifestyle Centers Operational Information
As of December 31, 2006

	As of or for the Twelve Months Ended December 31,
	2006	2005
Total Number of Community/Lifestyle Centers	69	71
Total Community/Lifestyle Center GLA (in millions of square feet)	19.1	19.4
Occupancy(1)
Consolidated Assets	91.5%	89.5%
Unconsolidated Assets	96.5%	96.1%
Total Portfolio	93.2%	91.6%
Comparable sales per square foot(1)
Consolidated Assets	$233	$228
Unconsolidated Assets	$202	$204
Total Portfolio	$222	$220
Average rent per square foot(1)
Consolidated Assets	$11.90	$11.70
Unconsolidated Assets	$11.68	$10.81
Total Portfolio	$11.82	$11.41

Average Base Rent Per Square Foot(1)

	Total	%
	Center	Change
12/31/06	$11.82	3.6%
12/31/05	11.41	4.6%
12/31/04	10.91	3.0%
12/31/03	10.59	4.6%
12/31/02	10.12	3.0%

Leasing Activity During the Period(1):

	Average Base Rent(2)
	Lease	Store Closings/	Amount of Change
	Signings	Lease Expirations	(Referred to as “Leasing Spread”)
2006	$12.47	$10.49	$1.98	18.9%
2005	15.89	11.44	4.45	38.9%
2004	12.01	11.16	0.85	7.6%
2003	12.38	10.48	1.90	18.1%
2002	10.19	8.39	1.80	21.5%

(1)          For all owned gross leasable area.

(2)          Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

SIMON PROPERTY GROUP
U.S. Community/Lifestyle Centers Lease Expirations(1)
As of December 31, 2006

			Avg. Base Rent
	Number of	Square	per Square Foot
Year	Leases Expiring	Feet	at 12/31/06
Mall Stores & Freestanding
Month to Month Leases	36	107,923	$15.79
2007	143	485,593	$14.46
2008	210	782,732	$14.18
2009	172	583,079	$14.19
2010	218	896,575	$16.62
2011	187	739,336	$16.67
2012	57	268,759	$15.31
2013	20	124,119	$14.06
2014	30	188,400	$18.64
2015	56	299,094	$19.18
2016	37	187,290	$19.69
2017	14	90,761	$17.29
2018 and Thereafter	47	190,588	$20.70
Specialty Leasing Agreements w/ terms in excess of 12 months	6	58,274	$3.86
Anchor Tenants
Month to Month Leases	3	68,732	$7.70
2007	11	371,496	$6.35
2008	16	415,757	$9.95
2009	22	768,432	$7.35
2010	23	714,729	$12.33
2011	20	819,598	$7.13
2012	10	372,211	$8.78
2013	14	440,539	$7.79
2014	11	438,088	$9.32
2015	18	635,271	$11.14
2016	24	800,772	$9.67
2017	15	653,207	$8.47
2018 and Thereafter	29	1,369,900	$11.09
Specialty Leasing Agreements w/ terms in excess of 12 months	4	156,999	$0.87

(1)          Does not consider the impact of options to renew that may be contained in leases.

SIMON PROPERTY GROUP
U.S. Community/Lifestyle Centers Top Tenants
As of December 31, 2006

(Sorted by percentage of total Simon Group square footage)(1)

			Percent of	Percent of
	Number	Square	Total	Total Simon
	of	Feet	Simon Group	Group Base
Tenant	Stores	(000’s)	Sq. Ft.	Min. Rent
Target Corporation	12	1,518	0.8%	0.0%
Wal-Mart Stores, Inc.	9	1,009	0.5%	0.0%
Kohl’s Department Stores, Inc.	10	913	0.5%	0.2%
Best Buy Company, Inc.	18	738	0.4%	0.3%
TJX Companies, Inc.	22	690	0.3%	0.2%
Burlington Coat Factory	7	441	0.2%	0.1%
Bed Bath & Beyond, Inc.	13	398	0.2%	0.2%
Office Max, Inc.	13	336	0.2%	0.1%
Jo-Ann Stores, Inc.	12	320	0.2%	0.1%
Retail Ventures, Inc.	8	315	0.2%	0.1%

(1)          Includes space leased and owned by the anchor.

SIMON PROPERTY GROUP
U.S. Community/Lifestyle Centers Property Listing

						Gross Leasable Area
				Legal			Mall &
	Property Name	State	City (Metropolitan area)	Ownership		Anchor	Freestanding	Total
1.	Plaza at Buckland Hills, The	CT	Manchester	35.0	%(2)	252,179	82,348	334,527
2.	Gaitway Plaza	FL	Ocala	23.3	%(2)	123,027	85,713	208,740
3.	Highland Lakes Center	FL	Orlando	100.0%		352,405	140,862	493,267
4.	Indian River Commons	FL	Vero Beach	50.0%		233,358	19,396	252,754
5.	Royal Eagle Plaza	FL	Coral Springs (Miami-Ft. Lauderale)	35.0	%(2)	124,479	77,624	202,103
6.	Terrace at the Florida Mall	FL	Orlando	100.0%		289,252	42,731	331,983
7.	Waterford Lakes Town Center	FL	Orlando	100.0%		622,244	329,446	951,690
8.	West Town Corners	FL	Altamonte Springs	23.3	%(2)	263,782	121,477	385,259
9.	Westland Park Plaza	FL	Orange Park	23.3	%(2)	123,548	39,606	163,154
10.	Mall of Georgia Crossing	GA	Buford (Atlanta)	100.0%		341,503	99,109	440,612
11.	Bloomingdale Court	IL	Bloomingdale	100.0%		467,513	162,846	630,359
12.	Countryside Plaza	IL	Countryside	100.0%		308,489	95,267	403,756
13.	Crystal Court	IL	Crystal Lake	35.0	%(2)	201,993	76,977	278,970
14.	Forest Plaza	IL	Rockford	100.0%		324,794	100,584	425,378
15.	Lake Plaza	IL	Waukegan	100.0%		170,789	44,673	215,462
16.	Lake View Plaza	IL	Orland Park (Chicago)	100.0%		261,856	109,396	371,252
17.	Lincoln Crossing	IL	O’Fallon	100.0%		229,820	13,446	243,266
18.	Matteson Plaza	IL	Matteson	100.0%		230,885	40,070	270,955
19.	North Ridge Plaza	IL	Joliet	100.0%		190,323	114,747	305,070
20.	White Oaks Plaza	IL	Springfield	100.0%		275,703	115,723	391,426
21.	Willow Knolls Court	IL	Peoria	35.0	%(2)	309,440	72,937	382,377
22.	Brightwood Plaza	IN	Indianapolis	100.0%		0	38,493	38,493
23.	Clay Terrace	IN	Carmel (Indianapolis)	50.0%		161,281	336,375	497,656
24.	Eastland Convenience Center	IN	Evansville	50.0%		126,699	48,940	175,639
25.	Greenwood Plus	IN	Greenwood	100.0%		134,141	21,178	155,319
26.	Griffith Park Plaza	IN	Griffith	100.0%		175,595	88,455	264,050
27.	Keystone Shoppes	IN	Indianapolis	100.0%		0	29,140	29,140
28.	Markland Plaza	IN	Kokomo	100.0%		49,051	41,476	90,527
29.	Muncie Plaza	IN	Muncie	100.0%		271,626	27,195	298,821
30.	New Castle Plaza	IN	New Castle	100.0%		24,912	66,736	91,648
31.	Northwood Plaza	IN	Fort Wayne	100.0%		136,404	71,841	208,245
32.	Teal Plaza	IN	Lafayette	100.0%		98,337	2,750	101,087
33.	Tippecanoe Plaza	IN	Lafayette	100.0%		85,811	4,711	90,522
34.	University Center	IN	Mishawaka	60.0%		104,347	46,177	150,524
35.	Village Park Plaza	IN	Carmel (Indianapolis)	35.0	%(2)	414,593	134,923	549,516
36.	Washington Plaza	IN	Indianapolis	100.0%		21,500	28,607	50,107
37.	West Ridge Plaza	KS	Topeka	100.0%		182,161	59,226	241,387
38.	Park Plaza	KY	Hopkinsville	100.0%		82,398	32,526	114,924
39.	St. Charles Towne Plaza	MD	Waldorf (Washington, D.C.)	100.0%		286,081	108,690	394,771
40.	Regency Plaza	MO	St. Charles	100.0%		210,627	76,846	287,473
41.	Ridgewood Court	MS	Jackson	35.0	%(2)	185,939	54,732	240,671
42.	Dare Centre	NC	Kill Devil Hills	100.0%		127,172	41,391	168,563
43.	MacGregor Village	NC	Cary	100.0%		0	143,563	143,563
44.	North Ridge Shopping Center	NC	Raleigh	100.0%		43,247	122,906	166,153
45.	Rockaway Convenience Center	NJ	Rockaway (New York)	100.0%		44,518	104,393	148,911
46.	Rockaway Town Plaza	NJ	Rockaway (New York)	100.0%		407,501	51,316	458,817
47.	Cobblestone Court	NY	Victor	35.0	%(2)	206,680	58,781	265,461

						Gross Leasable Area
				Legal			Mall &
	Property Name	State	City (Metropolitan area)	Ownership		Anchor	Freestanding	Total
48.	Boardman Plaza	OH	Youngstown	100.0%		365,507	240,730	606,237
49.	Great Lakes Plaza	OH	Mentor (Cleveland)	100.0%		142,229	21,875	164,104
50.	Lima Center	OH	Lima	100.0%		189,584	47,294	236,878
51.	Eastland Plaza	OK	Tulsa	100.0%		152,451	33,623	186,074
52.	DeKalb Plaza	PA	King of Prussia	50.3	%(3)	81,368	20,374	101,742
53.	Henderson Square	PA	King of Prussia	76.0	%(3)	72,683	34,690	107,373
54.	Lincoln Plaza	PA	King of Prussia	63.2	%(3)	143,649	123,582	267,231
55.	Whitehall Mall	PA	Whitehall	38.0	%(3)	444,916	143,168	588,084
56.	Charles Towne Square	SC	Charleston	100.0%		71,794	0	71,794
57.	Empire East(1)	SD	Sioux Falls	50.0%		248,181	49,097	297,278
58.	Knoxville Commons	TN	Knoxville	100.0%		91,483	88,980	180,463
59.	Arboretum at Great Hills	TX	Austin	100.0%		35,773	167,628	203,401
60.	Celina Plaza	TX	El Paso	100.0%		0	8,695	8,695
61.	Gateway Shopping Centers	TX	Austin	95.0%		329,576	182,790	512,366
62.	Ingram Plaza	TX	San Antonio	100.0%		0	111,518	111,518
63.	Lakeline Plaza	TX	Austin	100.0%		275,754	111,709	387,463
64.	Shops at Arbor Walk	TX	Austin	100.0%		126,610	223,298	349,908
65.	Shops at North East Mall, The	TX	Hurst	100.0%		265,595	99,148	364,743
66.	Wolf Ranch	TX	Georgetown (Austin)	100.0%		395,071	218,908	613,979
67.	Chesapeake Center	VA	Chesapeake	100.0%		213,651	92,284	305,935
68.	Fairfax Court	VA	Fairfax	26.3	%(2)	169,043	80,615	249,658
69.	Martinsville Plaza	VA	Martinsville	100.0%		60,000	42,105	102,105
	Total Community/Lifestyle Center GLA					13,152,921	5,968,456	19,121,377

FOOTNOTES:

(1)        This Property is managed by a third party.

(2)        Outside partner receives substantially all of the economic benefit due to a partner preference.

(3)        The Operating Partnership’s indirect ownership interest is through an approximately 76% ownership interest in Kravco Simon Investments.

SIMON PROPERTY GROUP
International Operational Information(1)
As of December 31, 2006

	As of or for the Twelve Months Ended December 31,
	2006	2005
International Premium Outlets (Japan)
Total Number of Premium Outlets	5	5
Total GLA (in millions of square feet)	1.4	1.3
Occupancy	100%	100%
Comparable sales per square foot	JPY 89,238	JPY 84,791
Average base rent per square foot	JPY 4,646	JPY 4,512
European Shopping Centers
Total Number of Shopping Centers	53	51
Total GLA (in millions of square feet)	12.2	11.1
Occupancy	97.1%	98.1%
Comparable sales per square foot	€391	€380
Average rent per square foot	€26.29	€25.72

(1)          Does not include Premium Outlets Punta Norte in Mexico.

SIMON PROPERTY GROUP
International Property Listing

			SPG		Gross Leasable Area(1)
			Effective		Hypermarket/	Mall &
	Property Name	City (Metropolitan area)	Ownership(5)		Anchor(4)	Freestanding	Total
	FRANCE
1.	Bay 2	Torcy (Paris)	50.0%		132,400	408,900	541,300
2.	Bay 1	Torcy (Paris)	50.0%		—	336,300	336,300
3.	Bel’Est	Bagnolet (Paris)	17.5%		150,700	63,000	213,700
4.	Villabé A6	Villabé (Paris)	7.5%		102,300	104,500	206,800
5.	Wasquehal	Wasquehal (Lille)	50.0%		129,200	102,100	231,300
	Subtotal France				514,600	1,014,800	1,529,400
	ITALY
	Ancona:
6.	Ancona	Ancona	49.0	%(3)	82,900	82,300	165,200
7.	Senigallia	Senigallia (Ancona)	49.0%		41,200	41,600	82,800
	Ascoli Piceno:
8.	Grottammare	Grottammare (Ascoli Piceno)	49.0%		38,900	55,900	94,800
9.	Porto Sant’Elpidio	Porto Sant’Elpidio (Ascoli Piceno)	49.0%		48,000	114,300	162,300
	Bari:
10.	Casamassima	Casamassima (Bari)	49.0%		159,000	388,800	547,800
11.	Modugno(5)	Modugno (Bari)	49.0%		96,900	46,600	143,500
	Bergamo:
12.	Bergamo	Bergamo	49.0	%(3)	103,000	16,900	119,900
	Brescia:
13.	Concesio	Concesio (Brescia)	49.0	%(3)	89,900	27,600	117,500
14.	Mazzano	Mazzano (Brescia)	49.0	%(2)	103,300	127,400	230,700
	Brindisi:
15.	Mesagne	Mesagne (Brindisi)	49.0%		88,000	140,600	228,600
	Cagliari:
16.	Marconi	Marconi (Cagliari)	49.0	%(3)	83,500	109,900	193,400
17.	Santa Gilla	Santa Gilla (Cagliari)	49.0	%(2)	75,900	114,800	190,700
	Catania:
18.	La Rena	La Rena (Catania)	49.0%		124,100	22,100	146,200
19.	Misterbianco	Misterbianco (Catania)	49.0	%(3)	83,300	16,000	99,300
	Lecco:
20.	Merate	Merate (Lecco)	49.0	%(3)	73,500	88,500	162,000
	Milan (Milano):
21.	Cesano Boscone	Cescano Boscone (Milano)	49.0	%(3)	163,800	120,100	283,900
22.	Nerviano	Nerviano (Milano)	49.0	%(3)	83,800	27,800	111,600
23.	Rescaldina	Rescaldina (Milano)	49.0%		165,100	212,000	377,100
24.	Vimodrone	Vimodrone (Milano)	49.0%		110,400	80,200	190,600
	Naples (Napoli):
25.	Giugliano	Giugliano (Napoli)	19.6%		130,000	618,300	748,300
26.	Mugnano di Napoli	Mugnano (Napoli)	49.0	%(3)	98,000	94,900	192,900
27.	Pompei	Pompei (Napoli)	49.0%		74,300	17,100	91,400
	Olbia:
28.	Olbia	Olbia	49.0	%(3)	49,000	48,800	97,800
	Padova:
29.	Padova	Padova	49.0%		73,300	32,500	105,800

SIMON PROPERTY GROUP
International Property Listing

			SPG		Gross Leasable Area(1)
			Effective		Hypermarket/	Mall &
	Property Name	City (Metropolitan area)	Ownership(5)		Anchor(4)	Freestanding	Total
	Palermo:
30.	Palermo	Palermo	49.0%		73,100	9,800	82,900
	Pesaro:
31.	Fano	Fano (Pesaro)	49.0%		56,300	56,000	112,300
	Pescara:
32.	Cepagatti	Cepagatti (Pescara)	49.0%		80,200	189,600	269,800
33.	Pescara	Pescara	49.0%		96,300	65,200	161,500
	Piacenza:
34.	San Rocco al Porto	San Rocco al Porto (Piacenza)	49.0%		104,500	74,700	179,200
	Rome (Roma):
35.	Casalbertone	Roma	49.0	%(3)	62,700	84,900	147,600
36.	Collatina	Collatina (Roma)	49.0%		59,500	4,100	63,600
	Sassari:
37.	Centro Azuni	Sassari	49.0	%(3)	—	35,600	35,600
38.	Predda Niedda	Predda Niedda (Sassari)	49.0	%(2)	79,500	154,200	233,700
	Taranto:
39.	Taranto	Taranto	49.0%		75,200	126,500	201,700
	Turin (Torino):
40.	Cuneo	Cuneo (Torino)	49.0%		80,700	201,500	282,200
41.	Rivoli	Rivoli (Torino)	49.0	%(3)	61,800	32,300	94,100
42.	Torino	Torino	49.0%		105,100	66,700	171,800
43.	Venaria	Venaria (Torino)	49.0%		101,600	64,000	165,600
	Venice (Venezia):
44.	Venezia—Mestre	Mestre (Venezia)	49.0%		114,100	132,600	246,700
	Verona:
45.	Bussolengo	Bussolengo (Verona)	49.0	%(3)	89,300	75,300	164,600
	Vicenza:
46.	Vicenza	Vicenza	49.0%		78,400	20,100	98,500
	Subtotal Italy				3,557,400	4,038,100	7,595,500
	POLAND
47.	Arkadia Shopping Center	Warsaw	50.0%		202,100	902,200	1,104,300
48.	Borek Shopping Center	Wroclaw	50.0%		119,900	129,300	249,200
49.	Dabrowka Shopping Center	Katowice	50.0%		121,000	172,900	293,900
50.	Gliwice Shopping Center	Gliwice	50.0%		140,700	239,000	379,700
51.	Turzyn Shopping Center	Szczecin	50.0%		87,200	121,900	209,100
52.	Wilenska Station Shopping Center	Warsaw	50.0%		92,700	215,900	308,600
53.	Zakopianka Shopping Center	Krakow	50.0%		120,200	425,400	545,600
	Subtotal Poland				883,800	2,206,600	3,090,400
	JAPAN
54.	Gotemba Premium Outlets	Gotemba City (Tokyo)	40.0%		—	390,000	390,000
55.	Rinku Premium Outlets	Izumisano (Osaka)	40.0%		—	321,000	321,000
56.	Sano Premium Outlets	Sano (Tokyo)	40.0%		—	318,200	318,200
57.	Toki Premium Outlets	Toki (Nagoya)	40.0%		—	231,200	231,200
58.	Tosu Premium Outlets	Fukuoka (Kyushu)	40.0%		—	187,000	187,000
	Subtotal Japan				—	1,447,400	1,447,400

SIMON PROPERTY GROUP
International Property Listing

			SPG	Gross Leasable Area(1)
			Effective	Hypermarket/	Mall &
	Property Name	City (Metropolitan area)	Ownership(5)	Anchor(4)	Freestanding	Total
	MEXICO
59.	Premium Outlets Punta Norte	Mexico City	50.0%	—	232,000	232,000
	Subtotal Mexico			—	232,000	232,000
	TOTAL INTERNATIONAL ASSETS			4,955,800	8,938,900	13,894,700

FOOTNOTES:

(1)                All gross leasable area listed in square feet.

(2)                This property is held partially in fee and partially encumbered by a leasehold on the premise which entitles the lessor to the majority of the economics of the portion of the property subject to the leasehold.

(3)                This property is encumbered by a leasehold on the entire premises which entitles the lessor the majority of the economics of the property.

(4)                Represents the sales area of the anchor and excludes any warehouse/storage areas.

(5)                We own our interest in the assets in France and Poland through our shareholdings in Simon Ivanhoe S.a.r.l. Our interest in the Italian assets is owned through Gallerie Commerciali Italia S.p.A., while our interest in the assets in Japan is owned through Chelsea Japan Co., Ltd. We own our interest in Mexico through Fideicomiso Trust No. F/315-5.

SIMON PROPERTY GROUP
Capital Expenditures in the U.S. Portfolio
For the Twelve Months Ended December 31, 2006
(In thousands)

		Unconsolidated Entities
	Consolidated Properties	Total	Simon Group’s Share
New development projects(1)	$343,690	$305,852	$147,452
Redevelopment projects with incremental GLA and/or Anchor Replacement	265,108	91,586	31,603
Renovations with no incremental GLA	30,924	28,196	10,226
Tenant allowances:
Retail	46,937	39,376	14,799
Office portion of retail	1,502	—	—
Operational capital expenditures at properties:
CAM expenditures(2)	86,220	34,468	13,440
Non-CAM expenditures	24,223	13,873	5,306
Totals	$798,604	$513,351	$222,826
Plus (Less): Conversion from accrual to cash basis	(30,894)	18,158
Capital Expenditures for the Twelve Months Ended 12/31/06(3)	$767,710	$531,509
Capital Expenditures for the Twelve Months Ended 12/31/05(3)	$726,386	$186,284

(1)          Includes $26.9 million relating to Simon’s new headquarters.

(2)          Expenditure included in the pool of expenses allocated to tenants as common area maintenance or CAM.

(3)          Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties as this is not required by the SEC or GAAP; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

SIMON PROPERTY GROUP
U.S. Development Activity Report*
Project Overview, Construction-in-Progress and Land Held for Development
As of December 31, 2006

Construction-in-Progress
		The				The			Unconsolidated Entities
		Company’s		Projected	Projected	Company’s	Stabilized			The
Property/Location	Project Description	Ownership Percentage	Projected Opening	Gross Cost(1) (in millions)	Net Cost (in millions)	Share of Net Cost	Rate of Return	Consolidated Properties	Total	Company’s Share
New Development Projects:

Domain, The Austin, TX	700,000 square foot open-air town center anchored by Neiman Marcus and Macy’s and includes 75,000 sf of office space. Contains separate residential component.	.	100%	3/07	$245	$195	$195	10%	$179.1	—	—
Hamilton Town Center Noblesville (Indianapolis), IN	950,000 square foot town center with village and community center components anchored by JCPenney and Goodrich Theaters		50%	3/08	$132	$118	$59	10%	—	$14.0	$7.0
Palms Crossing McAllen, TX	385,000 square foot community center anchored by Beall’s, DSW, Barnes & Noble, Babies “R” Us, Sports Authority, Guitar Center and Cavendar’s Boot City		100%	11/07	$76	$65	$65	8%	$22.3	—	—
Philadelphia Premium Outlets Limerick, PA	430,000 square foot upscale outlet center		100%	11/07	$114	$114	$114	12%	$33.6	—	—
Pier Park Panama City Beach, FL	920,000 square foot hybrid community/lifestyle center anchored by Target, Dillard’s, JCPenney, Southern Theaters’ Grand Theater, Borders Books & Music, Old Navy		100%	10/06 (Target) 5/07 (Theater) 3/08 (All other)	$155	$127	$127	9%	$43.0	—	—
Village at SouthPark, The Charlotte, NC	Street-level retail project comprised of 48,000 square feet of small shops along with a 33,000 square foot Crate & Barrel. Contains separate residential component.	.	100%	11/06 (Crate & Barrel) 3/07 (Other retail)	$33	$26	$26	11%	$14.5	—	—
Significant Redevelopment Projects with Incremental GLA
Burlington Mall Burlington (Boston), MA	Acquisition of former Filene’s building and addition of Nordstrom and small shops; Crate & Barrel relocation		100%	9/07 (Crate & Barrel) 3/08 (Nordstrom & shops)	$78	$78	$78	11%	$32.4	—	—
Castleton Square Indianapolis, IN	Acquisition of former L.S. Ayres building and addition of lifestyle component with AMC Theatres and Borders		100%	11/07	$40	$40	$40	8%	$9.7	—	—
Greenwood Park Mall Greenwood (Indianapolis), IN	Acquisition of former L.S. Ayres building and addition of lifestyle component with Barnes & Noble and small shops		100%	11/07	$42	$42	$42	7%	$8.3	—	—
Las Vegas Premium Outlets Las Vegas, NV	104,000 square foot phase II of upscale outlet center, including the addition of two five-level parking garages		100%	12/07	$56	$53	$53	12%	$20.6	—	—
Lehigh Valley Mall Whitehall, PA	Addition of a lifestyle component consisting of Barnes & Noble, Pottery Barn, Williams-Sonoma, Bonefish Grill and Bravo; includes renovation and addition of outlots		38%	8/07	$43	$42	$16	9%	—	$3.8	$1.4

SIMON PROPERTY GROUP
U.S. Development Activity Report*
Project Overview, Construction-in-Progress and Land Held for Development
As of December 31, 2006

Construction-in-Progress
		The Company’s		Projected	Projected	The Company’s	Stabilized		Unconsolidated Entities
		Ownership	Projected	Gross Cost(1)	Net Cost	Share of	Rate of	Consolidated		The Company’s
Property/Location	Project Description	Percentage	Opening	(in millions)	(in millions)	Net Cost	Return	Properties	Total	Share
Significant Redevelopment Projects with Incremental GLA

Lenox Square Atlanta, GA	Neiman Marcus expansion; addition of second level of small shops and renovation of the atrium area	100%	10/07	$53	$46	$46	8%	$23.1	—	—
Northgate Mall Seattle, WA	Addition of Barnes & Noble, Panera Bread, Macaroni Grill, Starbucks and Gene Juarez Spa in a lifestyle component; creation of two outparcels	100%	8/07	$49	$44	$44	8%	$20.1	—	—
Smith Haven Mall Lake Grove (New York), NY	Mall renovation and addition of lifestyle component consisting of Dick’s Sporting Goods, Barnes & Noble, California Pizza Kitchen, The Cheesecake Factory and small shops; addition of Macy’s Furniture	25%	11/06 (renovation & Cheesecake) 6/07 (all other)	$72	$65	$16	10%	—	$46.7	$11.7
St. Johns Town Center - Phase II Jacksonville, FL	200,000 square foot upscale expansion	50%	10/07	$78	$75	$38	10%	—	$18.6	$9.3
Town Center at Boca Raton Boca Raton, FL	Lifestyle addition anchored by Crate & Barrel	100%	11/07	$69	$69	$69	7%	$2.4	—	—
Other Redevelopment Projects with Incremental GLA
Allen Premium Outlets Allen (Dallas), TX	28,000 square foot expansion adding Neiman Marcus Last Call	100%	6/07
Columbia Center Kennewick, WA	Lifestyle addition	100%	11/07
Lakeline Mall Austin, TX	Reconfiguration of center court, add or expand tenant spaces	100%	12/07
Livingston Mall Livingston, NJ	Addition of Barnes & Noble, expansion of Modell’s and food court addition	100%	3/08
	Subtotal Other Redevelopment Projects with Incremental GLA			$38	$37	$37	7%	$7.2	—	—
Renovations
Aventura Mall Miami Beach, FL	Mall renovation	33%	1/07
Edison Mall Ft. Myers, FL	Mall renovation	100%	2/07
Orange Park Mall Orange Park (Jacksonville), FL	Mall renovation and addition of Dick’s Sporting Goods	100%	3/07
	Subtotal Renovations			$47	$45	$31	8%	$12.1	$24.8	$8.3

SIMON PROPERTY GROUP
U.S. Development Activity Report* Project Overview, Construction-in-Progress and Land Held for Development
As of December 31, 2006

								Construction-in-Progress
		The Company’s		Projected	Projected	The Company’s	Stabilized		Unconsolidated Entities
		Ownership	Projected	Gross Cost(1)	Net Cost	Share of	Rate of	Consolidated		The Company’s
Property/Location	Project Description	Percentage	Opening	(in millions)	(in millions)	Net Cost	Return	Properties	Total	Share
Anchor/Big Box/Theater Activity
Boynton Beach Mall Boynton Beach, FL	Addition of Muvico Theater	100%	5/07
Northgate Mall Seattle, WA	Addition of Bed Bath & Beyond and DSW	100%	10/07
Square One Mall Saugus (Boston), MA	Addition of Dick’s Sporting Goods	49%	5/07
	Subtotal Anchor/Big Box/Theater Activity			$ 44	$ 38	$ 32	10%	$ 11.3	$ 9.4	$ 4.6
Asset Intensification
Castleton Square Indianapolis, IN	Self-storage	50%	9/07
Firewheel Town Center Garland, TX	Residential	50%	7/07
The Domain Austin, TX	Residential	50%	3/07
University Mall Pensacola, FL	Self-storage	50%	3/07
Village at SouthPark, The Charlotte, NC	Residential	40%	6/07
	Subtotal Asset Intensification			$ 143	$ 135	$ 60	8%	—	$ 77.4	$ 35.3
Miscellaneous								$ 13.0	$ 11.7	$ 5.6
Total Construction in Progress (2)								$ 452.7	$ 206.4	$ 83.2
Land Held for Development								$ 113.3	$ 365.7	$ 148.4

*                      Cost and return are based upon current budget assumptions. Actual results may vary.

(1)                Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.

(2)                Does not include the Company’s international properties.

SIMON PROPERTY GROUP
International Development Activity Report*
Project Overview, Construction-in-Progress
As of December 31, 2006

			The Company’s
			Ownership		Projected
Shopping center/			Percentage		Net Cost*
Location (Metropolitan area)	Project Description	Anchors/ Major Tenants	of Project	Opening	(in millions)
New Development Projects:
Europe:
Argine—Napoli, Italy	300,000 square foot center anchored by a hypermarket with approximately 75 shops	Auchan	24.0%	Summer 2008	€55
Cinisello—Milano, Italy	400,000 square foot center anchored by a hypermarket with approximately 100 shops	Auchan	49.0%	Fall 2007	€127
Nola—Napoli, Italy	1.0 million square foot center including a hypermarket and department store	Auchan, Coin, Holiday Inn, Media World	22.1%	Fall 2007	€165		(1)
Porta di Roma—Roma, Italy	1.3 million square foot center including a hypermarket, department store and do-it-yourself centers	Auchan, Leroy Merlin, UGC Theatres, Ikea (opened 6/05), Media World, Decathlon	19.6%	Summer 2007	€224
Asia:
Changshu, China	470,000 square foot center anchored by a hypermarket with approximately 150 shops	Wal-Mart	32.5%	Winter (Q1) 2008	CNY	517
Hangzhou, China	300,000 square foot center anchored by a hypermarket with approximately 90 shops	Wal-Mart	32.5%	Fall (Q3) 2008	CNY	430

Kobe Sanda Premium Outlets—Kobe, Japan	185,000 square foot upscale outlet center	Banana Republic, GAP, Gucci, Hugo Boss, Lora Piana, Salvatore Ferragamo	40.0%	7/07	JPY	5,900
Suzhou, China	720,000 square foot center anchored by a hypermarket and theater with approximately 200 shops	Wal-Mart	32.5%	Fall (Q4) 2008	CNY	841
Yeoju Premium Outlets—Yeoju, South Korea	253,000 square foot upscale outlet center	Armani, Burberry, Dunhill, Ermenegildo Zegna, Salvatore Ferragamo	50.0%	Spring 2007	KRW	78,680
Zhengzhou, China	440,000 square foot center anchored by a hypermarket and theater with approximately 125 shops	Wal-Mart	32.5%	Spring 2008	CNY	506
Other projects (1 leasehold development, 1 leasehold extension)					€1

*                      Cost is based upon current budget assumptions. Actual results may vary.

(1)                The Company is not obligated to fund its share of €22 million increase in project costs from €143 million to €165 million.

SIMON PROPERTY GROUP
The Company’s Share of Total Debt Amortization and Maturities by Year
As of December 31, 2006
(In thousands)

	The Company’s	The Company’s	The Company’s
	Share of	Share of	Share of
	Secured	Unsecured	Unconsolidated	The Company’s
	Consolidated	Consolidated	Joint Venture	Share of Total
Year	Debt	Debt	Debt	Debt
2007	589,109	1,055,000	208,137	1,852,246
2008	456,867	350,000	316,460	1,123,327
2009	742,682	900,000	183,939	1,826,621
2010	885,818	1,100,000	652,019	2,637,837
2011	520,951	1,755,132	561,538	2,837,621
2012	355,679	1,450,000	283,013	2,088,692
2013	199,750	425,000	203,261	828,011
2014	399,207	700,000	150,082	1,249,289
2015	1,697	1,200,000	431,910	1,633,607
2016	40,416	1,300,000	482,417	1,822,833
2017	1,787	500,000	241	502,028
Thereafter	22,045	200,000	0	222,045
Face Amounts of Indebtedness	4,216,008	10,935,132	3,473,017	18,624,157
Premiums (Discounts) on Indebtedness, Net	40,087	22,181	(789)	61,479
Fair Value of Interest Rate Swaps Agreements	0	(9,428)	0	(9,428)
The Company’s Share of Total Indebtedness	4,256,095	10,947,885	3,472,228	18,676,208

Debt Covenant Compliance Ratios

Senior Unsecured Notes Covenant(1)	Required	Actual	Compliance
Total Debt to Total Assets	≤65%	47%	Yes
Total Secured Debt to Total Assets	≤50%	19%	Yes
Fixed Charge Coverage Ratio	>1.50X	2.6X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	217%	Yes

(1)          Covenants for indentures dated June 7, 2005 and later. Covenants and other provisions of prior supplemental indentures apply to all unsecured debt for as long as any securities issued under prior supplemental indentures remain outstanding or until the covenants in the prior supplemental indentures have been amended. For a complete listing of all debt covenants related to the Company’s senior unsecured notes, as well as definitions of the above terms, please refer to Simon Property Group, L.P. filings with the Securities and Exchange Commission.

SIMON PROPERTY GROUP
Summary of Indebtedness
As of December 31, 2006
(In thousands)

		The Company’s	Weighted	Weighted
	Total	Share of	Average	Average Years
	Indebtedness	Indebtedness	Interest Rate	to Maturity
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,154,466	$3,965,450	6.44%	4.0
Floating Rate Debt (Hedged)(1)	95,744	95,744	6.22%	2.4
Floating Rate Debt	154,814	154,814	5.83%	3.3
Total Mortgage Debt	4,405,024	4,216,008	6.41%	3.9
Unsecured Debt
Fixed Rate	10,330,000	10,330,000	5.86%	5.7
Floating Rate Debt	300,000	300,000	5.37%	2.1
	10,630,000	10,630,000	5.79%	5.6
Revolving Corporate Credit Facility	0	0	5.70%	4.0
Revolving Credit Facility—Yen Currency	14,673	14,673	0.85%	4.0
Revolving Credit Facility—Euro Currency	290,459	290,459	4.01%	4.0
	305,132	305,132	3.86%	4.0
Total Unsecured Debt	10,935,133	10,935,132	5.79%	5.6
Premium	93,732	92,226
Discount	(29,971)	(29,958)
Fair Value Interest Rate Swaps	(9,428)	(9,428)
Consolidated Mortgages and Other Indebtedness(2)	$15,394,489	$15,203,980	5.96%	5.1
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$7,419,338	$3,201,021	5.89%	5.9
Floating Rate Debt (Hedged)(1)	200,867	82,575	6.03%	2.5
Floating Rate Debt	376,127	159,468	5.39%	2.4
Total Mortgage Debt	7,996,332	3,443,064	5.86%	5.6
Unsecured Floating Rate Debt	61,129	29,953	4.28%	2.0
Total Unsecured Debt	61,129	29,953	4.28%	2.0
Premium	0	0
Discount	(1,606)	(789)
Joint Venture Mortgages and Other Indebtedness	$8,055,855	$3,472,228	5.86%	5.6

The Company’s Share of Total Indebtedness		$18,676,208	5.91%	5.2
Summary of the Company’s share of Fixed and Variable Rate Debt
Consolidated
Fixed	94.4%	14,357,718	6.02%	5.2
Variable	5.6%	846,262	5.01%	3.3
	100.0%	15,203,980	5.96%	5.1
Joint Venture
Fixed	92.2%	3,200,232	5.89%	5.9
Variable	7.8%	271,996	5.59%	2.5
	100.0%	$3,472,228	5.86%	5.6
Total Debt		18,676,208

Total Fixed Debt	94.0%	17,557,950	5.95%	5.3

Total Variable Debt	6.0%	1,118,258	5.04%	3.0

(1)             These debt obligations are hedged by interest rate cap agreements.

(2)             Amounts give effect to outstanding derivative instruments as footnoted on the Summary of Indebtedness by Maturity.

SIMON PROPERTY GROUP
Summary of Indebtedness by Maturity
As of December 31, 2006
(In thousands)

					Interest			The Company’s
		Maturity		Interest	Rate	Secured or	Total	Share of
Property Name		Date		Rate(1)	Type	Unsecured	Indebtedness	Indebtedness
Consolidated Indebtedness:
Cielo Vista Mall	(4)	05/01/07		9.38%	Fixed	Secured	47,433	47,433
Lakeline Mall		05/01/07		7.65%	Fixed	Secured	64,999	64,999
McCain Mall	(4)	05/01/07		9.38%	Fixed	Secured	22,148	22,148
Valle Vista Mall	(4)	05/01/07		9.38%	Fixed	Secured	29,335	29,335
Wolfchase Galleria		06/30/07		7.80%	Fixed	Secured	70,716	66,824
Keystone at the Crossing		07/31/07		7.85%	Fixed	Secured	57,513	57,513
Copley Place		08/01/07		7.44%	Fixed	Secured	171,126	167,955
Simon Property Group, LP (Medium Term Notes)		09/20/07		7.13%	Fixed	Unsecured	180,000	180,000
University Park Mall		10/01/07		7.43%	Fixed	Secured	56,825	34,095
CPG Partners, LP (Sr. Notes)		10/21/07		7.25%	Fixed	Unsecured	125,000	125,000
Aventura Mall Credit Facility		10/27/07		6.32%	Variable	Secured	27,369	27,369
Simon Property Group, LP (Sr. Notes)		11/15/07		6.38%	Fixed	Unsecured	750,000	750,000
Bangor Mall		12/01/07		7.06%	Fixed	Secured	22,038	14,622
Simon Property Group, LP (MOPPRS)		06/15/08		7.00%	Fixed	Unsecured	200,000	200,000
Gilroy Premium Outlets	(9)	07/11/08		6.99%	Fixed	Secured	64,144	64,144
Kittery Premium Outlets	(9)	07/11/08		6.99%	Fixed	Secured	10,619	10,619
Lighthouse Place Premium Outlets	(9)	07/11/08		6.99%	Fixed	Secured	44,261	44,261
Waterloo Premium Outlets	(9)	07/11/08		6.99%	Fixed	Secured	35,649	35,649
Simon Property Group, LP (Sr. Notes)		08/28/08		5.38%	Fixed	Unsecured	150,000	150,000
Stanford Shopping Center		09/11/08	(11)	3.60%	Fixed	Secured	220,000	220,000
Arsenal Mall—1		09/28/08		6.75%	Fixed	Secured	31,433	31,433
College Mall—1	(3)	01/01/09		7.00%	Fixed	Secured	32,630	32,630
College Mall—2	(3)	01/01/09		6.76%	Fixed	Secured	10,710	10,710
Greenwood Park Mall—1	(3)	01/01/09		7.00%	Fixed	Secured	27,329	27,329
Greenwood Park Mall—2	(3)	01/01/09		6.76%	Fixed	Secured	55,331	55,331
Towne East Square—1		01/01/09		7.00%	Fixed	Secured	44,339	44,339
Towne East Square—2		01/01/09		6.81%	Fixed	Secured	22,330	22,330
Woodland Hills Mall		01/01/09		7.00%	Fixed	Secured	81,586	77,072
Simon Property Group, LP (Sr. Notes)		01/30/09	(16)	3.75%	Fixed	Unsecured	300,000	300,000
Simon Property Group, LP (Sr. Notes)		02/09/09		7.13%	Fixed	Unsecured	300,000	300,000
Penn Square Mall		03/01/09		7.03%	Fixed	Secured	68,258	64,501
CPG Partners, LP (Sr. Notes)		03/15/09		3.50%	Fixed	Unsecured	100,000	100,000
Plaza Carolina—Fixed		05/09/09		5.10%	Fixed	Secured	94,714	94,714
Plaza Carolina—Variable Capped	(2)	05/09/09		6.22%	Variable	Secured	95,744	95,744
Plaza Carolina—Variable Floating	(2)	05/09/09		6.22%	Variable	Secured	57,445	57,445
Simon Property Group, LP (Sr. Notes)		07/15/09		7.00%	Fixed	Unsecured	150,000	150,000
CPG Partners, LP (Sr. Notes)		08/17/09		8.63%	Fixed	Unsecured	50,000	50,000
Bloomingdale Court	(8)	11/01/09		7.78%	Fixed	Secured	27,532	27,532
Forest Plaza	(8)	11/01/09		7.78%	Fixed	Secured	15,101	15,101
Lake View Plaza	(8)	11/01/09		7.78%	Fixed	Secured	20,073	20,073
Lakeline Plaza	(8)	11/01/09		7.78%	Fixed	Secured	22,008	22,008

SIMON PROPERTY GROUP
Summary of Indebtedness by Maturity
As of December 31, 2006
(In thousands)

				Interest				The Company’s
		Maturity	Interest	Rate	Secured or		Total	Share of
Property Name		Date	Rate(1)	Type	Unsecured		Indebtedness	Indebtedness
Lincoln Crossing	(8)	11/01/09	7.78%	Fixed	Secured		3,038	3,038
Matteson Plaza	(8)	11/01/09	7.78%	Fixed	Secured		8,840	8,840
Muncie Plaza	(8)	11/01/09	7.78%	Fixed	Secured		7,643	7,643
Regency Plaza	(8)	11/01/09	7.78%	Fixed	Secured		4,143	4,143
St. Charles Towne Plaza	(8)	11/01/09	7.78%	Fixed	Secured		26,518	26,518
West Ridge Plaza	(8)	11/01/09	7.78%	Fixed	Secured		5,342	5,342
White Oaks Plaza	(8)	11/01/09	7.78%	Fixed	Secured		16,298	16,298
Simon Property Group, LP (Sr. Notes)		03/18/10	4.88%	Fixed	Unsecured		300,000	300,000
Simon Property Group, LP (Sr. Notes)		06/15/10	4.60%	Fixed	Unsecured		400,000	400,000
Mall of Georgia		07/01/10	7.09%	Fixed	Secured		191,520	191,520
SB Trolley Square Holding		08/01/10	9.03%	Fixed	Secured		28,408	28,408
Simon Property Group, LP (Sr. Notes)		08/15/10	4.88%	Fixed	Unsecured		400,000	400,000
Coral Square		10/01/10	8.00%	Fixed	Secured		85,740	83,356
Crystal River		11/11/10	7.63%	Fixed	Secured		15,341	15,341
Forum Shops at Caesars, The		12/01/10	4.78%	Fixed	Secured		541,935	541,935
Port Charlotte Town Center		12/11/10	7.98%	Fixed	Secured		52,007	41,606
Oxford Valley Mall		01/10/11	6.76%	Fixed	Secured		79,924	50,480
Revolving Credit Facility-USD	(2)	01/11/11	5.70%	Variable	Unsecured		0	0
Revolving Credit Facility—Yen Currency	(2)	01/11/11	0.85%	Variable	Unsecured	(17)	14,673	14,673
Revolving Credit Facility—Euro Currency	(2)	01/11/11	4.01%	Variable	Unsecured	(18)	290,459	290,459
Simon Property Group, LP (Sr. Notes)		01/20/11	7.75%	Fixed	Unsecured		200,000	200,000
CPG Partners, LP (Sr. Notes)		02/01/11	8.25%	Fixed	Unsecured		150,000	150,000
Simon Property Group, LP (Sr. Notes)		06/01/11	5.38%	Fixed	Unsecured		500,000	500,000
Henderson Square		07/01/11	6.94%	Fixed	Secured		15,063	11,443
Ingram Park Mall	(7)	08/11/11	6.99%	Fixed	Secured		79,499	79,499
Knoxville Center	(7)	08/11/11	6.99%	Fixed	Secured		60,201	60,201
Northlake Mall	(7)	08/11/11	6.99%	Fixed	Secured		69,450	69,450
Towne West Square	(7)	08/11/11	6.99%	Fixed	Secured		52,039	52,039
Simon Property Group, LP (Sr. Notes)		09/01/11	5.60%	Fixed	Unsecured		600,000	600,000
Gateway Shopping Center		10/01/11	5.89%	Fixed	Secured		87,000	84,213
Tacoma Mall		10/01/11	7.00%	Fixed	Secured		126,763	126,763
Simon Property Group, LP (Sr. Notes)		03/01/12	5.00%	Fixed	Unsecured		600,000	600,000
Simon Property Group, LP (Sr. Notes)		05/01/12	5.75%	Fixed	Unsecured		400,000	400,000
CPG Partners, LP (Sr. Notes)		06/15/12	6.88%	Fixed	Unsecured		100,000	100,000
Simon Property Group, LP (Sr. Notes)		08/28/12	6.35%	Fixed	Unsecured		350,000	350,000
Anderson Mall		10/10/12	6.20%	Fixed	Secured		28,635	28,635
Century III Mall	(5)	10/10/12	6.20%	Fixed	Secured		84,525	84,525
Crossroads Mall		10/10/12	6.20%	Fixed	Secured		42,451	42,451
Forest Mall	(6)	10/10/12	6.20%	Fixed	Secured		17,000	17,000
Highland Lakes Center	(5)	10/10/12	6.20%	Fixed	Secured		15,670	15,670
Longview Mall	(5)	10/10/12	6.20%	Fixed	Secured		31,814	31,814
Markland Mall	(6)	10/10/12	6.20%	Fixed	Secured		22,509	22,509

SIMON PROPERTY GROUP
Summary of Indebtedness by Maturity
As of December 31, 2006
(In thousands)

				Interest			The Company’s
		Maturity	Interest	Rate	Secured or	Total	Share of
Property Name		Date	Rate(1)	Type	Unsecured	Indebtedness	Indebtedness
Midwest Park Mall	(6)	10/10/12	6.20%	Fixed	Secured	32,860	32,860
Palm Beach Mall		10/10/12	6.20%	Fixed	Secured	52,567	52,567
Richmond Towne Square	(6)	10/10/12	6.20%	Fixed	Secured	46,156	46,156
CPG Partners, LP (Sr. Notes)		01/15/13	6.00%	Fixed	Unsecured	150,000	150,000
Factory Stores of America—Boaz	(10)	03/10/13	9.10%	Fixed	Secured	2,752	2,752
The Factory Shoppes at Branson Meadows	(10)	03/10/13	9.10%	Fixed	Secured	9,409	9,409
MacGregor Village	(10)	03/10/13	9.10%	Fixed	Secured	6,775	6,775
Factory Stores of America—Georgetown	(10)	03/10/13	9.10%	Fixed	Secured	6,521	6,521
Factory Stores of America—Graceville	(10)	03/10/13	9.10%	Fixed	Secured	1,937	1,937
Dare Centre	(10)	03/10/13	9.10%	Fixed	Secured	1,684	1,684
Factory Stores of America—Lebanon	(10)	03/10/13	9.10%	Fixed	Secured	1,628	1,628
Factory Stores of America—Nebraska City	(10)	03/10/13	9.10%	Fixed	Secured	1,529	1,529
North Ridge Shopping Center	(10)	03/10/13	9.10%	Fixed	Secured	8,275	8,275
Factory Stores of America—Story City	(10)	03/10/13	9.10%	Fixed	Secured	1,891	1,891
Carolina Premium Outlets—Smithfield	(10)	03/10/13	9.10%	Fixed	Secured	20,231	20,231
The Crossings Premium Outlets		03/13/13	5.85%	Fixed	Secured	56,707	56,707
Simon Property Group, LP (Sr. Notes)		03/15/13	5.45%	Fixed	Unsecured	200,000	200,000
Battlefield Mall		07/01/13	4.60%	Fixed	Secured	97,839	97,839
Retail Property Trust (Sr. Notes)		09/01/13	7.18%	Fixed	Unsecured	75,000	75,000
Simon Property Group, LP (Sr. Notes)		01/30/14	4.90%	Fixed	Unsecured	200,000	200,000
Northfield Square		02/11/14	6.05%	Fixed	Secured	30,382	9,601
Montgomery Mall		05/11/14	5.17%	Fixed	Secured	92,508	49,464
Boardman Plaza		07/01/14	5.94%	Fixed	Secured	23,598	23,598
Desoto Square		07/01/14	5.89%	Fixed	Secured	64,153	64,153
Upper Valley Mall		07/01/14	5.89%	Fixed	Secured	47,904	47,904
Washington Square		07/01/14	5.94%	Fixed	Secured	30,693	30,693
West Ridge Mall		07/01/14	5.89%	Fixed	Secured	68,711	68,711
Chesapeake Square		08/01/14	5.84%	Fixed	Secured	72,658	54,494
Brunswick Square		08/11/14	5.65%	Fixed	Secured	85,659	85,659
Simon Property Group, LP (Sr. Notes)		08/15/14	5.63%	Fixed	Unsecured	500,000	500,000
DeKalb Plaza		01/01/15	5.28%	Fixed	Secured	3,301	1,661
Simon Property Group, LP (Sr. Notes)		06/15/15	5.10%	Fixed	Unsecured	600,000	600,000
Simon Property Group, LP (Sr. Notes)		12/01/15	5.75%	Fixed	Unsecured	600,000	600,000
Retail Property Trust (Sr. Notes)		03/15/16	7.88%	Fixed	Unsecured	250,000	250,000
Simon Property Group, LP (Sr. Notes)		05/01/16	6.10%	Fixed	Unsecured	400,000	400,000
Arsenal Mall—2		05/05/16	8.20%	Fixed	Secured	1,326	1,326
White Oaks Mall		11/01/16	5.54%	Fixed	Secured	50,000	38,730
Simon Property Group, LP (Sr. Notes)		12/01/16	5.25%	Fixed	Unsecured	650,000	650,000
Simon Property Group, LP (Sr. Notes)		03/01/17	5.88%	Fixed	Unsecured	500,000	500,000
Simon Property Group, LP (Sr. Notes)		06/15/18	7.38%	Fixed	Unsecured	200,000	200,000

SIMON PROPERTY GROUP
Summary of Indebtedness by Maturity
As of December 31, 2006
(In thousands)

				Interest				The Company’s
		Maturity	Interest	Rate	Secured or		Total	Share of
Property Name		Date	Rate(1)	Type	Unsecured		Indebtedness	Indebtedness
Sunland Park Mall		01/01/26	8.63%	Fixed	Secured		35,315	35,315
Total Consolidated Indebtedness at Face Value							15,340,156	15,151,140
Premium on Fixed-Rate Indebtedness							93,732	92,226
Discount on Fixed-Rate Indebtedness							(29,971)	(29,958)
Fair Value Interest Rate Swaps							(9,428)	(9,428)
Total Consolidated Indebtedness							15,394,489	15,203,980
Joint Venture Indebtedness
St. John’s Town Center Phase II		02/27/07	6.17%	Variable	Secured		17,530	8,765
Hamilton Town Center		03/31/07	6.32%	Variable	Secured		9,398	4,699
Gwinnett Place—1		04/01/07	7.54%	Fixed	Secured		35,621	17,811
Gwinnett Place—2		04/01/07	7.25%	Fixed	Secured		79,239	39,620
Town Center at Cobb—1		04/01/07	7.54%	Fixed	Secured		45,383	22,692
Town Center at Cobb—2		04/01/07	7.25%	Fixed	Secured		60,303	30,152
Gallerie Commerciali Italia—Cinisello		06/20/07	4.12%	Variable	Secured	(13)	29,545	14,477
Coddingtown Mall		07/14/07	6.57%	Variable	Secured		10,500	10,500
Mall at Rockingham		09/01/07	7.88%	Fixed	Secured		93,242	22,908
Gotemba Premium Outlets—Variable		09/30/07	2.30%	Variable	Secured	(15)	16,208	6,483
Aventura Mall		04/06/08	6.61%	Fixed	Secured		200,000	66,667
West Town Mall		05/01/08	6.90%	Fixed	Secured		76,000	38,000
Mall of New Hampshire—1		10/01/08	6.96%	Fixed	Secured		96,202	47,271
Mall of New Hampshire—2		10/01/08	8.53%	Fixed	Secured		7,989	3,926
Fashion Valley Mall—1		10/11/08	6.49%	Fixed	Secured		158,720	79,360
Fashion Valley Mall—2		10/11/08	6.58%	Fixed	Secured		29,124	14,562
SouthPark Residential		10/31/08	6.72%	Variable	Secured		20,319	8,128
Whitehall Mall		11/01/08	6.77%	Fixed	Secured		13,073	4,966
Gallerie Commerciali Italia—Facility C		12/22/08	4.28%	Variable	Unsecured	(13)	61,129	29,953
Source, The		03/11/09	6.65%	Fixed	Secured		124,000	31,000
Shops at Sunset Place, The	(2)	05/09/09	6.07%	Variable	Secured		90,867	34,075
Firewheel Residential		06/20/09	7.17%	Variable	Secured		606	303
Seminole Towne Center	(2)	07/09/09	5.97%	Variable	Secured		70,000	31,500
Fashion Centre Pentagon Office	(2)	07/09/09	6.07%	Variable	Secured		40,000	17,000
University Storage	(2)	07/31/09	7.37%	Variable	Secured		2,344	1,172
Castleton Storage	(2)	07/31/09	7.37%	Variable	Secured		256	128
Apple Blossom Mall		09/10/09	7.99%	Fixed	Secured		38,219	18,780
Auburn Mall		09/10/09	7.99%	Fixed	Secured		44,744	21,986
Toki Premium Outlets		10/30/09	1.22%	Variable	Secured	(15)	21,248	8,499

SIMON PROPERTY GROUP
Summary of Indebtedness by Maturity
As of December 31, 2006
(In thousands)

									The
					Interest				Company’s
		Maturity		Interest	Rate	Secured or		Total	Share of
Property Name		Date		Rate(1)	Type	Unsecured		Indebtedness	Indebtedness
Mall at Chestnut Hill		02/02/10		8.45%	Fixed	Secured		14,172	6,692
Westchester, The		06/01/10		4.86%	Fixed	Secured		500,000	200,000
Lehigh Valley Mall		08/09/10		5.88%	Variable	Secured		150,000	56,415
Springfield Mall	(2)	12/01/10		6.42%	Variable	Secured		76,500	29,062
Florida Mall, The		12/10/10		7.55%	Fixed	Secured		254,151	127,076
Surprise Grand Vista		12/28/10	(19)	10.61%	Fixed	Secured		249,306	99,722
Domain Residential	(2)	03/03/11		6.47%	Variable	Secured		21,673	10,837
Atrium at Chestnut Hill		03/11/11		6.89%	Fixed	Secured		46,025	22,616
Cape Cod Mall		03/11/11		6.80%	Fixed	Secured		93,520	45,953
Bay 1 (Torcy)		05/31/11		4.42%	Fixed	Secured	(14)	18,575	9,287
Bay 2 (Torcy)		06/30/11		4.42%	Fixed	Secured	(14)	69,290	34,645
Highland Mall		07/11/11		6.83%	Fixed	Secured		66,744	33,372
Villabe A6—Bel’Est		08/31/11		4.72%	Fixed	Secured	(14)	11,577	5,788
Wilenska Station Shopping Center		08/31/11		5.12%	Fixed	Secured	(14)	39,524	19,762
Fashion Centre Pentagon Retail		09/11/11		6.63%	Fixed	Secured		156,904	66,684
Gallerie Commerciali Italia—Facility A		12/22/11		4.77%	Fixed	Secured	(13)	328,859	161,141
Gallerie Commerciali Italia—Facility B		12/22/11		4.87%	Fixed	Secured	(13)	324,885	159,194
Zakopianka Shopping Center		12/28/11		6.60%	Fixed	Secured	(12)	14,865	7,432
Borek Shopping Center		02/06/12		5.93%	Fixed	Secured	(12)	16,396	8,198
Dadeland Mall		02/11/12		6.75%	Fixed	Secured		189,252	94,626
Square One		03/11/12		6.73%	Fixed	Secured		90,038	44,242
Arkadia Shopping Center		05/31/12		4.67%	Fixed	Secured	(14)	135,062	67,531
Crystal Mall		09/11/12		5.62%	Fixed	Secured		99,883	74,482
Emerald Square Mall		03/01/13		5.13%	Fixed	Secured		137,050	67,343
Avenues, The		04/01/13		5.29%	Fixed	Secured		75,588	18,897
Circle Centre Mall		04/11/13		5.02%	Fixed	Secured		75,624	11,094
Solomon Pond		08/01/13		3.97%	Fixed	Secured		113,206	55,627
Tosu Premium Outlets		08/24/13		2.60%	Fixed	Secured	(15)	10,617	4,247
Miami International Mall		10/01/13		5.35%	Fixed	Secured		97,198	46,437
Liberty Tree Mall		10/11/13		5.22%	Fixed	Secured		35,000	17,198
Northshore Mall		03/11/14		5.03%	Fixed	Secured		210,000	103,189

SIMON PROPERTY GROUP
Summary of Indebtedness by Maturity
As of December 31, 2006
(In thousands)

			Interest				The Company’s
	Maturity	Interest	Rate	Secured or		Total	Share of
Property Name	Date	Rate(1)	Type	Unsecured		Indebtedness	Indebtedness
Turzyn Shopping Center	06/06/14	6.32%	Fixed	Secured	(12)	24,162	12,081
Dabrowka Shopping Center	07/03/14	6.04%	Fixed	Secured	(12)	4,978	2,489
Gotemba Premium Outlets—Fixed	10/25/14	2.00%	Fixed	Secured	(15)	8,398	3,359
Rinku Premium Outlets	10/25/14	2.34%	Fixed	Secured	(15)	31,276	12,510
Indian River Commons	11/01/14	5.21%	Fixed	Secured		9,645	4,823
Indian River Mall	11/01/14	5.21%	Fixed	Secured		65,355	32,678
St. Johns Town Center	03/11/15	5.06%	Fixed	Secured		170,000	85,000
Gaitway Plaza	07/01/15	4.60%	Fixed	Secured		13,900	3,243
Plaza at Buckland Hills, The	07/01/15	4.60%	Fixed	Secured		24,800	8,680
Ridgewood Court	07/01/15	4.60%	Fixed	Secured		14,650	5,128
Village Park Plaza	07/01/15	4.60%	Fixed	Secured		29,850	10,448
West Town Corners	07/01/15	4.60%	Fixed	Secured		18,800	4,388
Clay Terrace	10/01/15	5.08%	Fixed	Secured		115,000	57,500
Houston Galleria—1	12/01/15	5.44%	Fixed	Secured		643,583	202,632
Houston Galleria—2	12/01/15	5.44%	Fixed	Secured		177,417	55,860
Smith Haven Mall	03/01/16	5.16%	Fixed	Secured		180,000	45,000
Quaker Bridge Mall	04/01/16	7.03%	Fixed	Secured		21,627	8,216
Sano Premium Outlets	05/31/16	2.39%	Fixed	Secured	(15)	46,214	18,486
Eastland Mall	06/01/16	5.79%	Fixed	Secured		168,000	84,000
Empire Mall	06/01/16	5.79%	Fixed	Secured		176,300	88,150
Granite Run Mall	06/01/16	5.83%	Fixed	Secured		121,189	60,595
Mesa Mall	06/01/16	5.79%	Fixed	Secured		87,250	43,625
Rushmore Mall	06/01/16	5.79%	Fixed	Secured		94,000	47,000
Southern Hills Mall	06/01/16	5.79%	Fixed	Secured		101,500	50,750
Valley Mall	06/01/16	5.83%	Fixed	Secured		47,184	23,592
Greendale Mall	10/01/16	6.00%	Fixed	Secured		45,000	22,112
Coconut Point	12/10/16	5.83%	Fixed	Secured		230,000	115,000
King of Prussia Mall—1	01/01/17	7.49%	Fixed	Secured		162,777	20,103
King of Prussia Mall—2	01/01/17	8.53%	Fixed	Secured		11,314	1,397
Total Joint Venture Indebtedness at Face Value						8,057,461	3,473,017
Premium on JV Fixed-Rate Indebtedness						0	0
Discount on JV Fixed-Rate Indebtedness						(1,606)	(789)
Total Joint Venture Indebtedness						8,055,855	3,472,228	(20)
The Company’s Share of Total Indebtedness							18,676,208

(Footnotes on following page)

(Footnotes for preceeding pages)

Footnotes:

          (1)    Variable rate debt interest rates are based on the following base rates as of December  31, 2006:  LIBOR at 5.32%; EURIBOR at 3.63%; and YEN LIBOR at .47%.

          (2)    Includes applicable extensions available at Company’s option.

          (3)    These two Properties are secured by cross-collateralized and cross-defaulted mortgages.

          (4)    These three Properties are secured by cross-collateralized and cross-defaulted mortgages.

          (5)    These three Properties are secured by cross-collateralized and cross-defaulted mortgages.

          (6)    These four Properties are secured by cross-collateralized and cross-defaulted mortgages.

          (7)    These four Properties are secured by cross-collateralized and cross-defaulted mortgages.

          (8)    These eleven Properties are secured by cross-collateralized and cross-defaulted mortgages.

          (9)    These four Properties are secured by cross-collateralized and cross-defaulted mortgages.

    (10)    These eleven Properties are secured by cross-collateralized and cross-defaulted mortgages.

    (11)    Simultaneous with the issuance of this loan, the Company entered into a $70 million notional amount variable rate swap agreement which is designated as a hedge against this loan. As of December 31, 2006, after including the impacts of this swap, the terms of the loan are effectively $150 million fixed at 3.60% and $70 million variable rate at 5.37%.

    (12)    Amounts shown in USD Equivalent. Euro equivalent is 45.8 million.

    (13)    Amounts shown in USD Equivalent. Euro equivalent is 563.8 million. Associated with Facility A and B are interest rate swap agreements with a total combined 484.0 million euros notional amount that effectively fixes Facility A and B at 4.04%.

    (14)    Amounts shown in USD Equivalent. Euro equivalent is 207.6 million. Associated with these loans are interest rate swap agreements with a total combined 199.3 million euros notional amount that effectively fix these loans at a combined 4.66%.

    (15)    Amounts shown in USD Equivalent. Yen equivalent is 15,950.7 million.

    (16)    The Company has $300 million notional amount variable rate swap agreement which is a designated hedge against this unsecured note effectively converting to a six month LIBOR variable rate.

    (17)    Amounts shown in USD Equivalent. Balance includes borrowings on multi-currency tranche of Yen 1,746.4 million.

    (18)    Amounts shown in USD Equivalent. Balance includes borrowings on multi-currency tranche of Euro 220.0 million.

    (19)    Property debt consists of three components; fixed loans at 9.80% and 13.80% (pay rate of 10.36%), and a variable rate loan at LIBOR plus 500 basis points. The variable component has LIBOR capped at 7.50%, which effectively fixes the three components at a weighted average rate of 10.61%

    (20)    The Company’s share of indebtedness for joint ventures excludes our share of indebtedness of $79.5 million in joint venture entities in which a non-controlling interest is held by Gallerie Commerciali Italia, an entity in which we have a 49% interest.

SIMON PROPERTY GROUP
Unencumbered Assets
As of December 31, 2006

Property Name	City	State
Regional Malls:
University Mall	Little Rock	AR
Brea Mall	Brea	CA
Laguna Hills Mall	Laguna Hills	CA
Santa Rosa Plaza	Santa Rosa	CA
Shops at Mission Viejo, The	Mission Viejo	CA
Westminster Mall	Westminster	CA
Town Center at Aurora	Aurora	CO
Boynton Beach Mall	Boynton Beach	FL
Cordova Mall	Pensacola	FL
Edison Mall	Fort Meyers	FL
Gulf View Square	Port Richey	FL
Melbourne Square	Melbourne	FL
Orange Park Mall	Orange Park	FL
Paddock Mall	Ocala	FL
Town Center at Boca Raton	Boca Raton	FL
Treasure Coast Square	Jensen Beach	FL
Tyrone Square	St. Petersburg	FL
University Mall	Pensacola	FL
Lenox Square	Atlanta	GA
Phipps Plaza	Atlanta	GA
Alton Square	Alton	IL
Lincolnwood Town Center	Lincolnwood	IL
Northwoods Shopping Center	Peoria	IL
Orland Square	Orland Park	IL
River Oaks Center	Calumet City	IL
Castleton Square Mall	Indianapolis	IN
Lafayette Square	Indianapolis	IN
Muncie Mall	Muncie	IN
Tippecanoe Mall	Lafayette	IN
Prien Lake Mall	Lake Charles	LA
Burlington Mall	Burlington	MA
South Shore Plaza	Braintree	MA
Bowie Town Center	Bowie	MD
St. Charles Towne Center	Waldorf	MD

SIMON PROPERTY GROUP
Unencumbered Assets
As of December 31, 2006

Property Name	City	State
Maplewood Mall	Minneapolis	MN
Miller Hill Mall	Duluth	MN
Independence Center	Independence	MO
SouthPark	Charlotte	NC
Pheasant Lane	Nashua	NH
Livingston Mall	Livingston	NJ
Menlo Park Mall	Edison	NJ
Ocean County Mall	Toms River	NJ
Rockaway Townsquare	Rockaway	NJ
Cottonwood Mall	Albuquerque	NM
Chautauqua Mall	Lakewood	NY
Nanuet Mall	Nanuet	NY
Jefferson Valley Mall	Yorktown Heights	NY
Roosevelt Field	Garden City	NY
Walt Whitman Mall	Huntington Station	NY
Great Lakes Mall	Mentor	OH
Lima Mall	Lima	OH
Southern Park Mall	Boardman	OH
Summit Mall	Akron	OH
Ross Park Mall	Pittsburgh	PA
South Hills Village	Pittsburgh	PA
Haywood Mall	Greenville	SC
Oak Court Mall	Memphis	TN
Raleigh Springs Mall	Memphis	TN
Barton Creek Square	Austin	TX
Broadway Square	Tyler	TX
Firewheel Town Center	Garland	TX
Irving Mall	Irving	TX
La Plaza Mall	McAllen	TX
North East Mall	Hurst	TX
Richardson Square Mall	Richardson	TX
Rolling Oaks Mall	San Antonio	TX
Charlottesville Fashion Square	Charlottesville	VA
Virginia Center Commons	Glen Allen	VA

SIMON PROPERTY GROUP
Unencumbered Assets
As of December 31, 2006

Property Name	City	State
Columbia Center	Kennewick	WA
Northgate Mall	Seattle	WA
Bay Park Square	Green Bay	WI
Premium Outlet Centers:
Camarillo Premium Outlets	Camarillo	CA
Carlsbad Premium Outlets	Carlsbad	CA
Desert Hills Premium Outlets	Cabazon	CA
Folsom Premium Outlets	Folsom	CA
Napa Premium Outlets	Napa	CA
Petaluma Village Premium Outlets	Petaluma	CA
Vacaville Premium Outlets	Vacaville	CA
Clinton Crossing Premium Outlets	Clinton	CT
Orlando Premium Outlets	Orlando	FL
St. Augustine Premium Outlets	St. Augustine	FL
North Georgia Premium Outlets	Dawsonville	GA
Waikele Premium Outlets	Waipahu	HI
Chicago Premium Outlets	Aurora	IL
Edinburgh Premium Outlets	Edinburgh	IN
Wrentham Village Premium Outlets	Wrentham	MA
Albertville Premium Outlets	Albertville	MN
Osage Beach Premium Outlets	Osage Beach	MO
Jackson Premium Outlets	Jackson	NJ
Liberty Village Premium Outlets	Flemington	NJ
Las Vegas Outlet Center	Las Vegas	NV
Las Vegas Premium Outlets	Las Vegas	NV
Woodbury Common Premium Outlets	Central Valley	NY
Aurora Farms Premium Outlets	Aurora	OH
Columbia Gorge Premium Outlets	Troutdale	OR
Allen Premium Outlets	Allen	TX

SIMON PROPERTY GROUP
Unencumbered Assets
As of December 31, 2006

Property Name	City	State
Rio Grande Valley Premium Outlets	Mercedes	TX
Round Rock Premium Outlets	Austin	TX
Leesburg Corner Premium Outlets	Leesburg	VA
Seattle Premium Outlets	Seattle	WA
Johnson Creek Premium Outlets	Johnson Creek	WI
Community/Lifestyle Centers:
Royal Eagle Plaza	Coral Springs	FL
Terrace at Florida Mall	Orlando	FL
Waterford Lakes Town Center	Orlando	FL
Westland Park Plaza	Orange Park	FL
Mall of Georgia Crossing	Atlanta	GA
Countryside Plaza	Countryside	IL
Crystal Court	Crystal Lake	IL
Lake Plaza	Waukegan	IL
North Ridge Plaza	Joliet	IL
Willow Knolls Court	Peoria	IL
Brightwood Plaza	Indianapolis	IN
Greenwood Plus	Greenwood	IN
Griffith Park Plaza	Griffith	IN
Keystone Shoppes	Indianapolis	IN
Markland Plaza	Kokomo	IN
New Castle Plaza	New Castle	IN
Northwood Plaza	Fort Wayne	IN
Teal Plaza	Lafayette	IN
Tippecanoe Plaza	Lafayette	IN
University Center	Mishawaka	IN
Washington Plaza	Indianapolis	IN
Park Plaza	Hopkinsville	KY
Rockaway Convenience Center	Rockaway	NJ
Rockaway Town Plaza	Rockaway	NJ
Cobblestone Court	Victor	NY
Great Lakes Plaza	Mentor	OH
Lima Center	Lima	OH
Eastland Plaza	Tulsa	OK

SIMON PROPERTY GROUP
Unencumbered Assets
As of December 31, 2006

Property Name	City	State
Lincoln Plaza	Langhorne	PA
Charles Towne Square	Charleston	SC
Knoxville Commons	Knoxville	TN
The Arboretum	Austin	TX
Celina Plaza	El Paso	TX
Wolf Ranch Town Center	Georgetown	TX
Ingram Plaza	San Antonio	TX
Shops at North East Mall	Hurst	TX
Chesapeake Center	Chesapeake	VA
Fairfax Court	Fairfax	VA
Martinsville Plaza	Martinsville	VA
Other:
Factory Merchants Branson	Branson	MO
Crossville Outlet Center	Crossville	TN
Factory Stores at North Bend	North Bend	WA

SIMON PROPERTY GROUP
Preferred Stock/Units Outstanding
As of December 31, 2006
($ in 000’s, except per share amounts)

Issuer	Description	Number of Shares/Units	Per Share Liquidation Preference	Aggregate Liquidation Preference	Ticker Symbol
Preferred Stock:
Simon Property Group, Inc.	Series G 7.89% Cumulative Step-Up Premium Rate(1)	3,000,000	$50	$150,000	SPGPrG
Simon Property Group, Inc.	Series I 6% Convertible Perpetual Preferred(2)	13,781,753	$50	$689,088	SPGPrI
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable(3)	796,948	$50	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	Series C 7% Cumulative Convertible(4)	261,683	$28	$7,327	N/A
Simon Property Group, L.P.	Series D 8% Cumulative Redeemable(5)	1,425,573	$30	$42,767	N/A
Simon Property Group, L.P.	Series I 6% Convertible Perpetual(6)	3,935,165	$50	$196,758	N/A
Simon Property Group, L.P.	7.50% Cumulative Redeemable(7)	255,373	$100	$25,537	N/A
Simon Property Group, L.P.	7.75%/8.00% Cumulative Redeemable(8)	850,698	$100	$85,070	N/A

(1)             The Cumulative Step-Up Premium Rate Preferred Stock was issued at 7.89%. The shares are redeemable after September 30, 2007. Beginning October 1, 2012, the rate increases to 9.89%. The shares are not convertible into any other securities of the Company. The shares are traded on the New York Stock Exchange. The closing price on December 29, 2006 was $51.00 per share.

(2)             Each share was convertible into 0.78745 of a share of common stock during the period beginning on October 2, 2006 and ending on December 29, 2006. Each share is convertible into 0.78846 of a share of common stock during the period beginning on January 2, 2007 and ending on March 30, 2007. The shares are redeemable on or after October 14, 2009, in whole or in part, for cash only at a liquidation preference of $50 per share, if the closing price per share of common stock exceeds 130% of the applicable conversion price for 20 trading days within a period of 30 consecutive trading days ending on the trading day before notice of redemption is issued. The shares are traded on the New York Stock Exchange. The closing price on December 29, 2006 was $81.40 per share.

(3)             Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 29, 2006 was $69.00 per share.

(4)             Each unit is convertible into 0.75676 of a share of common stock. Each unit is redeemable on or after August 27, 2009.

(5)             Each unit is redeemable on or after August 27, 2009.

(6)             Each unit was convertible into 0.78745 of a share of common stock during the period beginning on October 2, 2006 and ending on December 29, 2006. Each unit is convertible into 0.78846 of a share of common stock during the period beginning on January 2, 2007 and ending on March 30, 2007. Each unit may be exchanged for a share of Series I 6% Convertible Perpetual Preferred stock or cash, at Simon Group’s option.

(7)             Each unit is redeemable on or after November 10, 2013 or earlier upon the occurrence of certain tax triggering events.

(8)             Each unit is redeemable on or after January 1, 2011 or earlier upon the occurrence of certain tax triggering events.

Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES FOURTH QUARTER RESULTS
AND DECLARES 10.5% INCREASE IN COMMON STOCK DIVIDEND

Indianapolis, Indiana—February 2, 2007...Simon Property Group, Inc. (the “Company” or “Simon”) (NYSE:SPG) today announced results for the quarter and twelve months ended December 31, 2006:

•       Funds from operations (“FFO”) of the Simon portfolio for the quarter increased 7.5% to $450.4 million from $419.0 million in the fourth quarter of 2005. On a diluted per share basis the increase was 6.8% to $1.57 from $1.47 in 2005. FFO of the Simon portfolio for the twelve months increased 8.9% to $1.537 billion from $1.411 billion in 2005. On a diluted per share basis the increase was 8.7% to $5.39 per share from $4.96 per share in 2005. Included in FFO for the quarter and the twelve months was a non-cash charge of $7 million, or two cents per share, related to the redemption of a preferred security.

•       Net income available to common stockholders for the quarter increased 76.9% to $204.7 million from $115.7 million in the fourth quarter of 2005. On a diluted per share basis the increase was also 76.9% to $0.92 from $0.52 in 2005. Net income available to common stockholders for the twelve months increased 21.0% to $486.1 million from $401.9 million in 2005. On a diluted per share basis the increase was 20.3% to $2.19 per share from $1.82 per share in 2005.

“2006 was a productive year for Simon Property Group,” said David Simon, Chief Executive Officer. “We generated strong financial results, exceeding the midpoint of our initial guidance range provided in January of 2006 by thirteen cents per share; strengthened our balance sheet; and delivered a total return to our shareholders of 37%. We opened four new retail projects in the U.S. and three abroad, and continued to cultivate a development and redevelopment pipeline of over $5 billion. The strength of our unique retail platforms and our solid balance sheet position us well for 2007. We are also pleased to announce today a 10.5% increase in our common stock dividend.”

U.S. Portfolio Statistics

	As of	As of
	Dec. 31, 2006	Dec. 31, 2005	Change
Occupancy
Regional Malls(1)	93.2%	93.1%	10 basis point increase
Premium Outlet® Centers(2)	99.4%	99.6%	20 basis point decrease
Community/Lifestyle Centers(2)	93.2%	91.6%	160 basis point increase

Comparable Sales per Sq. Ft.
Regional Malls(3)	$476	$450	5.8% increase
Premium Outlet Centers(2)	$471	$444	6.1% increase
Community/Lifestyle Centers(2)	$222	$220	0.9% increase

Average Rent per Sq. Ft.
Regional Malls(1)	$35.38	$34.49	2.6% increase
Premium Outlet Centers(2)	$24.23	$23.16	4.6% increase
Community/Lifestyle Centers(2)	$11.82	$11.41	3.6% increase

(1)          For mall and freestanding stores.

(2)          For all owned gross leasable area (GLA).

(3)          For mall and freestanding stores with less than 10,000 square feet.

Dividends

Today the Company announced a quarterly common stock dividend of $0.84 per share, an increase of 10.5%. This dividend will be paid on February 28, 2007 to stockholders of record on February 14, 2007.

The Company also declared dividends on its three outstanding public issues of preferred stock:

•       7.89% Series G Cumulative Preferred (NYSE:SPGPrG) dividend of $0.98625 per share is payable on March 30, 2007 to stockholders of record on March 16, 2007.

•       6% Series I Convertible Perpetual Preferred (NYSE:SPGPrI) dividend of $0.75 per share is payable on February 28, 2007 to stockholders of record on February 14, 2007.

•       8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) dividend of $1.046875 per share is payable on March 30, 2007 to stockholders of record on March 16, 2007.

U.S. Development Activity

On November 2, 2006, the Company opened Rio Grande Valley Premium Outlets,  a 403,000 square foot upscale outlet center in Mercedes, Texas. Located 20 miles east of McAllen and 10 miles from the U.S. border with Mexico, the 100% owned center features 100 designer and name-brand outlet stores including Adidas, Ann Taylor, Anne Klein, Banana Republic, BCBG Max Azria, Brooks Brothers, Burberry, Calvin Klein, Coach, Gap Outlet, Guess, Nike, Tommy Hilfiger and Sony. Rio Grande Valley is 97% leased and sales are exceeding expectations.

On November 10, 2006,  the Company opened Coconut Point, a 1.2 million square foot open-air shopping center complex containing village, lakefront and community center components. Located in Estero/Bonita Springs, Florida, Coconut Point, 50% owned by Simon, comprises 135 small shops and restaurants, more than 40 of which are new to the market. Fashion retailers at Coconut Point include bebe, Coldwater Creek, Guess, J. Crew, Lucky Brand Jeans, Marciano, Sigrid Olsen, Talbots and Tommy Bahama. Restaurants include Ruth’s Chris Steak House, California Pizza Kitchen, Bice Grand Café, Ted’s Montana Grill, The Grillroom, and Blue Water Bistro. Anchors in the main street village at Coconut Point include Dillard’s, Muvico and Barnes and Noble. Anchoring the community center portion of the center are Bed Bath & Beyond, Best Buy, DSW Shoe Warehouse, Old Navy, OfficeMax, Party City, PetsMart, Pier 1 Imports, Ross Dress for Less, Sports Authority, T.J. Maxx, Ulta and World Market. Coconut Point is 95% leased and sales are exceeding expectations. The Coconut Point complex will also include residential, hotel and office components.

The Shops at Arbor Walk also opened during November of 2006. Arbor Walk is a 460,000 square foot 100% owned community center in Austin, Texas anchored by Home Depot, Marshall’s, DSW Shoe Warehouse, Golf Galaxy, JoAnn Fabrics and Circuit City.

The Company continues construction on:

•       The Village at SouthPark—a mixed-use project comprised of residential and retail components located adjacent to Simon’s highly successful SouthPark in Charlotte, North Carolina. Crate & Barrel opened in November of 2006, to be followed by the remaining retail in March of 2007 and the residential component of 150 luxury apartments in June of 2007.

•       The Domain—a 700,000 square foot open-air center in Austin, Texas, anchored by Neiman Marcus and Macy’s and including office, hotel and residential components. The Domain is scheduled to open on March 9, 2007.

•       Palms Crossing—a community center in McAllen, Texas. The 385,000 square foot first phase of the center is scheduled to open in November of 2007.

•       Philadelphia Premium Outlets—a 430,000 square foot upscale manufacturers’ outlet center located in Limerick Township, Pennsylvania, 35 miles northwest of Philadelphia. The center is scheduled to open in November of 2007.

•       Hamilton Town Center—a 950,000 square foot open-air retail center located in Noblesville, Indiana. The center is scheduled to open in March of 2008.

•       Pier Park—a 920,000 square foot community/lifestyle center located in Panama City Beach, Florida. Target has already opened at the center and a 16-screen theater is scheduled to open in May of 2007. The remainder of the project is scheduled to open in March of 2008.

International Activity

On October 26, 2006, Simon Ivanhoe opened the 200,000 square foot expansion of a Carrefour-anchored shopping center in Wasquehal, France. The Company owns 50% of this project.

Development Projects:

•       Construction continues on four shopping center projects in Italy, fully or partially owned by GCI, the Italian joint venture in which the Company owns a 49% interest. The shopping centers are located in Argine (Naples), Cinisello (Milan), Nola (Naples) and Porta di Roma (Rome).  All are expected to open in 2007, with the exception of Argine which is scheduled to open in 2008.

•       Yeoju Premium Outlets is a 253,000 square foot upscale outlet center that will serve the greater Seoul, South Korea market. The Company owns 50% of this project, which is scheduled to open in spring 2007.

•       During the fourth quarter of 2006, construction started on the Company’s sixth Premium Outlet in Japan - Kobe Sanda Premium Outlets—located in the Kobe/Osaka market, 22 miles north of downtown Kobe. The Company owns 40% of this project which is scheduled to open in July of 2007.

•       Construction continues on four projects in China—Changshu, Hangzhou, Suzhou, and Zhengzhou—all scheduled to open in 2008 and all to be anchored by Wal-Mart. Simon owns 32.5% of these projects through its partnership with Morgan Stanley Real Estate Fund and Shenzhen International Trust and Investment Company CP.

Disposition Activity

During the fourth quarter of 2006, the Company received proceeds from a capital transaction related to a mall in which it held a beneficial interest, and also sold a community center. The net gain from these transactions was approximately $81 million.

Acquisition Activity

On November 1, 2006, the Company acquired the remaining 50% ownership interest in Mall of Georgia for $252.6 million, including the assumption of debt. Mall of Georgia is a 1.8 million square foot regional mall in Buford, Georgia (north of Atlanta in Gwinnett County) anchored by Nordstrom, Dillard’s, Belk, JCPenney, Macy’s, Regal Mall of Georgia 20, IMAX, and Barnes & Noble.

Financing Activity

On December 12, 2006, the Company announced the completion of an offering of $1.25 billion of senior notes by its operating partnership subsidiary, Simon Property Group, L.P. (the “Operating Partnership”). The offering consisted of $600 million of 5.00% notes due 2012 and $650 million of 5.25% notes due 2016. The Operating Partnership used the proceeds to pay off the $660 million U.S. dollar balance of its $3 billion unsecured credit facility with the remainder available for general working capital purposes.

On October 4, 2006, the Company announced the completion of the redemption of all 8,000,000 of the outstanding shares of its 8 ¾% Series F Cumulative Redeemable Preferred Stock (NYSE: SPGPrF) (CUSIP 828806604). The Series F Preferred Stock was redeemed at a redemption price of $25.00 per share plus accrued and unpaid distributions to the redemption date, or a total of $25.01823 per share. The Company sold a new issue of preferred stock to an institutional investor in a private transaction and used the proceeds to pay the aggregate redemption price.

A $7.0 million charge to net income related to this redemption was recorded during the fourth quarter of 2006, impacting both diluted earnings and diluted funds from operations by approximately $0.02 per share. The newly issued preferred stock was redeemed at par during December of 2006.

2007 Guidance

On January 12, 2007, the Company provided guidance that diluted FFO will be within a range of $5.70 to $5.80 per share for the year ending December 31, 2007, and diluted net income per share will be within a range of $1.82 to $1.92.

The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2007

	Low End	High End
Estimated diluted net income available to common stockholders per share	$1.82	$1.92
Depreciation and amortization including our share of joint ventures	3.99	3.99
Impact of additional dilutive securities	(0.11)	(0.11)
Estimated diluted FFO per share	$5.70	$5.80

Conference Call

The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investor Relations section), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Standard Time today, February 2, 2007. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com shortly after completion of the call.

Supplemental Materials

The Company will publish a supplemental information package which will be available at www.simon.com in the Investor Relations section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Those risks and uncertainties include, but are not limited to:  the Company’s ability to meet debt service requirements, the availability of financing, changes in the Company’s credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, the ability to hedge interest rate risk, risks associated with the acquisition, development and expansion of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, impact of terrorist activities, inflation and maintenance of REIT status. The Company discusses these and other risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements that the Company makes under the heading “Risk Factors” in its most recent Annual Report on Form 10-K. The Company may update that discussion in subsequent periodic reports filed with the Securities and Exchange Commission, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Funds from Operations (“FFO”)

The Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”). The Company believes that FFO is helpful to investors because it is a widely recognized measure of the performance of real estate investment trusts (“REITs”) and provides a relevant basis for comparison among REITs. The Company determines FFO in accordance with the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”).

About Simon

Simon Property Group, Inc., an S&P 500 company headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate, primarily regional malls, Premium OutletCenters® and community/lifestyle centers. The Company’s current total market capitalization is approximately $52 billion. Through its subsidiary partnership, it currently owns or has an interest in 286 properties in the United States containing an aggregate of 201 million square feet of gross leasable area in 38 states plus Puerto Rico. Simon also owns interests in 53 European shopping centers in France, Italy, and Poland; 5 Premium Outlet Centers in Japan; and one Premium Outlet Center in Mexico. Additional Simon Property Group information is available at www.simon.com. Simon Property Group, Inc. is publicly traded on the NYSE under the symbol SPG.